As filed with the Securities and Exchange Commission on January 14, 1997
                                                Registration No. 333-16337
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                Amendment No. 1

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------
                           BOK FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Oklahoma                         6712                  73-1373454
                                            ----
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                             Bank of Oklahoma Tower
                         Boston Avenue at Second Street
                             Tulsa, Oklahoma 74172
                                 (918) 588-6000
                  (Address, including zip code, and telephone
             number, including area code of registrant's principal
                               executive offices)

                                James A. White,
              Executive Vice President and Chief Financial Officer
                           BOK FINANCIAL CORPORATION
                             Bank of Oklahoma Tower
                         Boston Avenue at Second Street
                             Tulsa, Oklahoma 74172
                                 (918) 588-6416
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                                Frederic Dorwart
                                  Old City Hall
                             124 East Fourth Street
                           Tulsa, Oklahoma 74103-5010
                           (918) 583-9945 - Telephone
                           (918) 583-8251 - Facsimile

         Approximate date of commencement of proposed issuance to the public: As soon as practicable after this Registration Statement becomes effective.

                              -------------------
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
[ ]
                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                Proposed           Proposed
                                                maximum            maximum
  Title of each             Amount              offering          aggregate         Amount of
class of securities         to be                price            offering        Registration
to be registered          registered           per share           price              fee
--------------------------------------------------------------------------------------------------------------
Promissory Notes          $51,978,000            At Par          $51,978,000         $15,733

==============================================================================================================

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                             Page ____ of ____.

                           BOK FINANCIAL CORPORATION

         Cross Reference Sheet Showing Location in Prospectus of Information Required to be included in Prospectus in Response to Items of Form S-4, Pursuant to Item 501 of Regulation S-K.

Item #      Form S-4 Item                             Caption in Prospectus
------      -------------                             ---------------------

Item 1:     Forepart of Registration Statement
            and Outside Front Cover Page
            of Prospectus.........................    Forepart and Front Cover;
                                                      Page of Prospectus

Item 2:     Inside Front and Outside Back
            Cover Pages of Prospectus.............    Inside Front Cover;
                                                      Available Information;
                                                      Table of Contents

Item 3:     Risk Factors, Ratio of Earnings to
            Fixed Charges and Other Information...    BOK Financial Corporation;
                                                      Park Cities Bancshares,
                                                      Inc.; Description of the
                                                      Transaction; Selective
                                                      Comparative Per Share Data
                                                      (Unaudited); Park Cities
                                                      Supplementary Financial
                                                      Information; Pro Forma
                                                      Combined Selected
                                                      Financial Data; Risk
                                                      Factors; BOKF Ratio of
                                                      Earnings to Fixed Charges

Item 4:     Terms of the Transaction..............    Description of the
                                                      Transaction; Purpose of
                                                      the Transaction

Item 5:     Pro Forma Financial Information.......    Not Applicable

Item 6:     Material Contacts with the Company
            Being Acquired........................    Description of the
                                                      Transaction

Item 7:     Additional Information Required for
            Reoffering by Persons and Parties
            Deemed to Be Underwriters.............    Not Applicable

Item 8:     Interests of Named Experts and Counsel    Legal Opinion; Experts

Item 9:     Disclosure of Commission Position
            on Indemnification for Securities
            Act Liabilities.......................    Indemnification

Item 10:    Information With Respect to S-3
            Registrants...........................    Not Applicable

                                                            Page ____ of ____.

Item 11:     Incorporation of Certain
             Information by Reference.............    Not Applicable

Item 12:     Information With Respect to S-2 or
             S-3 Registrants......................    Delivery of BOKF 1995
                                                      Annual Report and Third
                                                      Quarter 1996 Quarterly
                                                      Report

Item 13:     Incorporation of Certain Information
             by Reference.........................    Incorporation of Certain
                                                      Documents by Reference,
                                                      Description of BOKF
                                                      Capital Stock; BOKF
                                                      Preferred Stock; BOKF
                                                      Common Stock Market and
                                                      Dividends

Item 14:     Information with Respect to
             Registrants Other Than S-2 or S-3
             Registrants..........................    Not Applicable

Item 15:     Information With Respect to S-3
             Companies............................    Not Applicable

Item 16:     Information With Respect to S-2
             or S-3 Companies.....................    Not Applicable

Item 17:     Information With Respect to Companies
             Other than S-3 or S-2 Companies......    Information About Park
                                                      Cities; Park Cities
                                                      Consolidated Financial
                                                      Information; Park Cities
                                                      Common Stock

Item 18:     Information if Proxies, Consents or
             Authorizations are to be Solicited...    Not Applicable

Item 19:     Information if Proxies, Consents or
             Authorizations are not to be
             Solicited or in an Exchange Offer....    Information About Park
                                                      Cities; Park Cities
                                                      Shareholders Meeting;
                                                      Appraisal Rights;
                                                      Incorporation of Certain
                                                      Documents by Reference;
                                                      Security Ownership of
                                                      Certain Beneficial Owners
                                                      of Park Cities Common
                                                      Stock; Security Ownership
                                                      of Management in Park
                                                      Cities Common Stock;
                                                      Compensation of Park
                                                      Cities Executives;
                                                      Interest of Park Cities
                                                      Directors and Officers in
                                                      the Merger

                                                            Page ____ of ____.

                         PARK CITIES BANCSHARES, INC.
                             6215 HILLCREST AVENUE
                              DALLAS, TEXAS 75205
                                (214) 522-5858

                               January 16, 1997

Dear Shareholder:

         There will be a meeting of those shareholders (the "Control Group") of Park Cities Bancshares, Inc. ("Park Cities") who are party to the Shareholders Agreement dated May 6, 1991 (the "Shareholders Agreement") at the University Park City Hall Auditorium, 3800 University Boulevard, University Park, Texas 75205, commencing at 10:00 a.m. on February 7, 1997. After completion of such meeting, at 10:30 a.m., a Special Meeting of Shareholders of the Company will be held at the same location (the "Special Meeting").

         At the meeting of the Control Group, you will be asked to vote to approve the Agreement and Plan of Merger between Park Cities and BOK Financial Corporation dated October 3, 1996 which the Park Cities directors have approved and recommended to the shareholders and waive their right and option to purchase the Park Cities Common Stock under the Shareholders Agreement. The Notice of Special Meeting of Shareholders and the Prospectus/Proxy Statement, which are being delivered to you with this letter, describe the Control Group Meeting, the Special Meeting, and the proposed Merger.

         Under the terms of the Shareholders Agreement, the Control Group votes as a block on those matters presented for a vote of the shareholders of Park Cities. If all of the shareholders comprising the Control Group do not agree upon how to cast their votes, all such shareholders are nevertheless required to cast their votes in accordance with the votes cast by the holders of a majority of the shares subject to the Shareholders Agreement. Please plan to attend the meeting of the Control Group, or alternatively, please sign and return the enclosed Proxy indicating how you wish your vote to be cast at the meeting. By signing the Proxy, you will be authorizing the named agent to cast your vote at the Control Group Meeting for the Merger and the trustee under the Shareholders Agreement to cast your vote at the Special Meeting in accordance with the votes of the holders of a majority of the shares held by the Control Group as provided in the Shareholders Agreement.

         The proposed Merger represents a significant development for Park Cities. The Board of Directors and management believe that, if the Merger is approved, the shareholders will be putting First National Bank of Park Cities (the "Bank") in good hands. We have been impressed with the professionalism and approach displayed by the management of BOK Financial Corporation. Even though ownership will change, the Bank's name and management will remain unchanged. In addition, BOK Financial Corporation has invited the existing directors of the Bank to continue as directors. The Board of Directors and management believe that all of the above actions evidence BOK Financial Corporation's goal of providing the Bank access to valuable services and ideas which will enable the existing management of the Bank to do a better job in serving the Bank's customers, without changing the personal touch which is the Bank's hallmark.

         On behalf of the Board of Directors, thank you for your continued support.

                               Sincerely yours,

                               /s/ Tom E. Turner
                                 Tom E. Turner
                           Chairman of the Board and
                            Chief Executive Officer

                                                            Page ____ of ____.

                         PARK CITIES BANCSHARES, INC.
                             6215 HILLCREST AVENUE
                              DALLAS, TEXAS 75205
                                (214) 522-5858

                               January 16, 1997

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Park Cities Bancshares, Inc. ("Park Cities") scheduled to be held on February 7, 1997 at the University Park City Hall Auditorium, 3800 University Boulevard, University Park, Texas 75205, commencing at 10:30 a.m., local time. The Board of Directors and management of the Company look forward to greeting personally those shareholders able to attend.

         At the meeting, shareholders are being asked to approve an Agreement and Plan of Merger between Park Cities and BOK Financial Corporation dated October 3, 1996, which the directors have approved and recommended. The Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement, which are being delivered to you with this letter, describe the Special Meeting and the proposed Merger.

         The proposed Merger represents a significant development for Park Cities. The Board of Directors and management believe that, if the Merger is approved, the shareholders will be putting First National Bank of Park Cities (the "Bank") in good hands. We have been impressed with the professionalism and approach displayed by the management of BOK Financial Corporation. Even though ownership will change, the Bank's name and management will remain unchanged. In addition, BOK Financial Corporation has invited the existing directors of the Bank to continue as directors. The Board of Directors and management believe that all of the above actions evidence BOK Financial Corporation's goal of providing the Bank access to valuable services and ideas which will enable the existing management of the Bank to do a better job in serving the Bank's customers, without changing the personal touch which is the Bank's hallmark.

         It is important that your shares be represented at the meeting. Accordingly, if you cannot attend the meeting, please sign, date and return the enclosed proxy in the envelope provided for your convenience.

         On behalf of the Board of Directors, thank you for your continued support.

                                  Sincerely,

                               /s/ Tom E. Turner

                                 Tom E. Turner
                           Chairman of the Board and
                            Chief Executive Officer

                                                            Page ____ of ____.

                          PARK CITIES BANCSHARES, INC.
                              6215 HILLCREST AVENUE
                               DALLAS, TEXAS 75205
                                 (214) 522-5858

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held February 7, 1997

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Park Cities Bancshares, Inc. ("Park Cities") will be held at the University Park City Hall Auditorium, 3800 University Boulevard, University Park, Texas, at 10:30 a.m. local time on Friday, February 7, 1997 for the following purposes:

         (1) To approve the Agreement and Plan of Merger between Park Cities and BOK Financial Corporation dated October 3, 1996.

         (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The close of business on January 13, 1997 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting of Shareholders or any adjournments thereof.

         Information concerning the matters to be acted upon at the Special Meeting is set forth in the accompanying Prospectus/Proxy Statement.

         SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                        By Order of the Board of Directors

                                        /s/ Tom E. Turner
                                        ----------------------------------------
                                        Tom E. Turner, Chairman of the Board
                                        and Chief Executive Officer
                                        Park Cities Bancshares, Inc.

Dallas, Texas

January 16, 1997

                                                             Page ____ of ____.

          JOINT PROSPECTUS AND PROXY STATEMENT DATED January 16, 1997
            PROSPECTUS FOR BOK FINANCIAL CORPORATION PROMISSORY NOTES
                                       and
               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
           OF PARK CITIES BANCSHARES, INC. TO BE HELD FEBRUARY 7, 1997

         This Joint Prospectus and Proxy Statement ("Prospectus") relates to (i) a proposed merger in which BOK Financial Corporation ("BOK Financial,"or "BOKF") will acquire Park Cities Bancshares, Inc. ("Park Cities") and (ii) a maximum of $51,978,000 of promissory notes which BOK Financial may issue in connection therewith. BOK Financial is a bank holding company under the Bank Holding Company Act of 1956 organized under the laws of the State of Oklahoma. See BOK FINANCIAL CORPORATION. Park Cities is a bank holding company under the Bank Holding Company Act of 1956 organized under the laws of the State of Texas. See PARK CITIES.

         The promissory notes ("BOKF Notes") are offered to holders of Common Stock of Park Cities in connection with the acquisition of Park Cities by BOK Financial in a three party merger in which BOKF Merger Corporation Number Five ("BOKFSub"), a wholly owned subsidiary of BOK Financial, will be merged into Park Cities (the "Merger"). In the Merger, BOKF will pay an amount equal to $43.5679 per share for each share of Park Cities Common Stock, par value $5.00 per share ("Park Cities Common Stock") or a total consideration of $51,978,000 for all of the outstanding shares of Park Cities. See DESCRIPTION OF TRANSACTION.

         Each Park Cities shareholder will have the right to elect to receive
(i) cash, (ii) a BOKF Note, or (iii) a combination of cash and a BOKF Note. Each BOKF Note will have a maturity date selected by the applicable Park Cities shareholder of not less than one nor more than five years. Interest only, at the Applicable Federal Rate under the Internal Revenue Code in effect on the effective date of the Merger, will be paid quarterly. Principal will be paid at maturity. The BOKF Notes will be uninsured and unsecured general obligations of BOK Financial. There is no market for the BOKF Notes and none will be established. The BOKF Notes will be dated as of the consummation date. The cash portion of the Merger Consideration will be paid following consummation without interest. See ELECTION TO RECEIVE BOKF NOTE.

         The Merger is subject to approval by the holders of two-thirds of the issued and outstanding Park Cities Common Stock. A meeting of the Park Cities shareholders will be held on February 7, 1997 to consider the Merger. As of November 15, 1996, 656,019 shares of the Park Cities Common Stock were subject to a Shareholders Agreement (as hereafter defined) pursuant to which the holders have agreed to vote their shares in accordance with the vote of the holders of a majority of the shares subject to the Shareholders Agreement. The directors and officers of Park Cities together control approximately 55.4% of the shares subject to the Shareholders Agreement and intend to vote to approve the Merger. Park Cities shareholders who dissent, other than with Shareholders subject to the Shareholders Agreement, will have appraisal rights pursuant to Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act. See PARK CITIES SHAREHOLDERS MEETING and APPRAISAL RIGHTS.

         THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A RISK OF LOSS. See RISK FACTORS. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                             Page ____ of ____.

                              AVAILABLE INFORMATION
                              ---------------------

         BOK Financial has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 (the "33 Act") with respect to the BOKF Notes offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission.

         This Prospectus incorporates by reference documents that are not presented herein or delivered herewith. These documents are available, without charge, upon written request to BOK Financial Corporation, Bank of Oklahoma Tower, Tulsa, Oklahoma 74172 or telephone number (918) 588-6752, Attention: Ms. Marjorie Phillips. In order to insure timely delivery of the documents, any request should be made by January 30, 1997.

         BOKF is currently subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N. W., Washington, D.C. 20549; and at its Fort Worth Regional Office, 503 U.S. Courthouse, 10th and Lamar Streets, Fort Worth, Texas 76102. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. BOKF Common Stock is traded on the facilities of NASDAQ under the trading symbol "BOKF".

                            -----------------------


         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BOK FINANCIAL OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY ACCEPTANCE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BOK FINANCIAL SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO ISSUE ANY SECURITIES OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, BY BOK FINANCIAL OR ANY OTHER PERSON, OR AN OFFER OR SOLICITATION OF SUCH SECURITIES BY BOK FINANCIAL OR ANY SUCH OTHER PERSON IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION.

                                                           Page ____ of ____.

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----

BOK FINANCIAL CORPORATION..................................................   5

PARK CITIES BANCSHARES, INC. ..............................................   5

DESCRIPTION OF THE TRANSACTION.............................................   5

PURPOSE OF THE TRANSACTION.................................................   7

RISK FACTORS...............................................................  11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  13

PROPOSED ACQUISITION BY BOK FINANCIAL......................................  14

DELIVERY OF BOKF 1995 ANNUAL REPORT AND THIRD QUARTER
1996 QUARTERLY REPORT......................................................  14

SELECTIVE COMPARATIVE PER SHARE DATA (UNAUDITED)...........................  14

PRO FORMA COMBINED SELECTED FINANCIAL DATA.................................  15

BOKF COMMON STOCK MARKET AND DIVIDENDS.....................................  16

PARK CITIES COMMON STOCK...................................................  16

PARK CITIES SHAREHOLDERS MEETING...........................................  16

ELECTION TO RECEIVE BOKF NOTE..............................................  18

FEDERAL INCOME TAX CONSEQUENCES............................................  19

BOK FINANCIAL RATIO OF EARNINGS TO FIXED CHARGES...........................  20

TRUST INDENTURE............................................................  21

APPRAISAL RIGHTS...........................................................  21

PARK CITIES BOARD OF DIRECTORS.............................................  24

INFORMATION ABOUT PARK CITIES..............................................  26

PARK CITIES SELECTED CONSOLIDATED FINANCIAL INFORMATION....................  33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF

                                                             Page ____ of ____.

PARK CITIES COMMON STOCK...................................................  35

SECURITY OWNERSHIP OF MANAGEMENT IN
PARK CITIES COMMON STOCK...................................................  36

COMPENSATION OF PARK CITIES EXECUTIVES.....................................  38

INTEREST OF PARK CITIES DIRECTORS AND OFFICERS IN THE MERGER...............  40

DESCRIPTION OF BOKF CAPITAL STOCK..........................................  40

BOKF PREFERRED STOCK.......................................................  41

INDEMNIFICATION............................................................  43

LEGAL OPINION..............................................................  44

EXPERTS....................................................................  44

ADDITIONAL INFORMATION.....................................................  44

PARK CITIES FINANCIAL STATEMENTS................................. F-1 thru F-29

                                                             Page ____ of ____.

                            BOK FINANCIAL CORPORATION
                            -------------------------

         BOK Financial Corporation ("BOK Financial") was incorporated by George
B. Kaiser ("Kaiser") under the laws of the State of Oklahoma on October 24, 1990 to acquire from the Federal Deposit Insurance Corporation (the "FDIC") the equity interest of the FDIC in Bank of Oklahoma, National Association ("BOk"). On June 7, 1991, BOK Financial purchased from the FDIC 900,000 shares of BOk Convertible Redeemable Adjustable Rate Preferred Stock ("BOK Preferred Stock") and converted the BOK Preferred Stock into 99.99 percent of the outstanding BOk Common Stock. Subsequently, in December, 1991, BOK Financial acquired the remaining 00.01 percent of the outstanding BOk Common Stock pursuant to a reorganization agreement with the former owner.

         Today, BOK Financial owns, directly or indirectly, all of the outstanding capital stock of BOk, Citizens Bank of Northwest Arkansas, N.A., BancOklahoma Trust Company, BancOklahoma Mortgage Corp., BOK Capital Services Corporation, BOSC, Inc., and Alliance Trust Company. BOK Financial is a bank holding company under the Bank Holding Company Act of 1956. BOK Financial, through it's subsidiaries, offers commercial banking services, correspondent banking services, consumer banking services, investment securities and money market services, mortgage banking, and trust and asset management services. BOK Financial and its subsidiaries have approximately 1,800 full-time and 226 part-time employees at 65 locations in Oklahoma, four locations in Arkansas, and two locations in Texas.

         The principal executive offices of BOK Financial are located at Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172,
(918) 588-6000.

                          PARK CITIES BANCSHARES, INC.
                          ----------------------------

         Park Cities Bancshares, Inc. ("Park Cities") is located in University Park (Dallas), Texas. Park Cities is a bank holding company under the Bank Holding Company Act of 1956. Park Cities owns (indirectly through its wholly-owned intermediate bank holding company subsidiary, Park Cities Corporation) 99.925% of First National Bank of Park Cities, a national association ("FNB Park Cities"). FNB Park Cities conducts its banking business at two locations and a mobile branch in the Highland Park and University Park areas of Dallas, Texas. Park Cities has approximately 62 employees.

         The principal executive offices of Park Cities are located at 6215 Hillcrest, Dallas, Texas 75205 and the telephone number is (214) 522-5858.

                        DESCRIPTION OF THE TRANSACTION
                        ------------------------------

         BOK Financial will acquire Park Cities. The transaction will be consummated pursuant to an Agreement and Plan of Merger dated October 3, 1996 among BOK Financial, BOKF Merger Corporation Number Five ("BOKFSub"), and Park Cities (the "Merger Agreement"). The Merger Agreement is Exhibit C to this Prospectus. BOKFSub was formed solely for the

                                                              Page ____ of ____.

purpose of consummating the Merger. BOKFSub has engaged in no other business. BOKFSub will be merged into Park Cities and Park Cities will be the surviving bank holding company. Upon consummation of the Merger all outstanding options to acquire Park Cities Common Stock will be exercised and there will be, after such exercise, a total of 1,193,034 shares outstanding. The aggregate consideration for all of the outstanding shares of Park Cities, after the exercise of the outstanding options, is $51,978,000. In the Merger, each Park Cities shareholder will receive, in exchange for the Park Cities Common Stock, (i) cash, (ii) a BOKF Note, or (iii) a combination of cash and a BOKF Note equal to $43.5679 for each share of Park Cities Common Stock. Upon consummation of the Merger, BOK Financial will own all of the Park Cities Common Stock.

         Each BOKF Note will have a maturity date, selected by the Park Cities shareholder, of not less than one, nor more than five years. Interest only, at the Applicable Federal Rate under the Internal Revenue Code in effect on the effective date of the Merger, will be paid quarterly. Principal will be paid at the maturity date selected by the Park Cities shareholder. The BOKF Notes will be unsecured. The form of the BOKF Notes is Exhibit A to this Prospectus. The BOKF Notes will be issued pursuant to a trust indenture under the Trust Indenture Act of 1939. See TRUST INDENTURE.

         The Park Cities shareholders must make their election to receive a BOKF Note at the time of the Park Cities Shareholders Meeting. If a shareholder does not timely elect to receive a BOKF Note, the shareholder will be paid in cash only. If a shareholder elects to receive a BOKF Note, but does not specify the maturity, the maturity will be one year. Any Park Cities shareholder may rescind the election to receive a BOKF Note by giving written notice to Park Cities not later then twenty days prior to the consummation of the Merger. See ELECTION TO RECEIVE BOKF NOTE.

         The Merger is subject to approval by the holders of two-thirds of the issued and outstanding Park Cities Common Stock. A meeting of the Park Cities shareholders will be held on February 7, 1997 to consider the Merger. As of November 15, 1996, a total of 656,019 shares of the Park Cities Common Stock was subject to a Shareholders Agreement pursuant to which the holders have agreed to vote their shares in accordance with the vote of the holders of a majority of the shares subject to the Shareholders Agreement. The directors and officers of Park Cities together control approximately 55.4% of the shares subject to the Shareholders Agreement and intend to vote to approve the Merger. Pursuant to the Shareholders Agreement, Tom E. Turner, the Chairman and Chief Executive Officer of Park Cities, has an exclusive first right and option to purchase the Park Cities Common Stock which BOK Financial has offered to purchase, and if he elects not to exercise that option, the remaining members of the Control Group, have an option to purchase the Park Cities Common Stock. Mr. Turner has indicated he will not exercise his option and the Control Group in voting at the Control Group Meeting to approve the Merger will also be voting to waive their option as well. See PARK CITIES SHAREHOLDERS MEETING.

         Park Cities shareholders will have dissenter's rights of appraisal pursuant to the Texas Business Corporation Act. Shareholders who are part of the Control Group may have their dissenter's rights limited by operation of the Shareholders Agreement. The obligation of BOKF and BOKFSub to consummate the Merger is subject to the condition precedent that not more than 20% of the Park Cities shareholders dissent from the Merger. See APPRAISAL RIGHTS. Pursuant to the Merger Agreement, Park Cities has agreed to conduct its business only in the ordinary course of business pending consummation of the Merger and has made usual and customary representations and warranties respecting the business and financial affairs of Park Cities (including the warranty that no excess parachute payments under Section 280G of the

                                                              Page ____ of ____.

Internal Revenue Code will be paid by Park Cities). The representations and warranties are conditions precedent to the obligation of BOK Financial to consummate the Merger, but do not survive the Merger. BOK Financial presently knows of no condition precedent to its obligation to consummate the Merger which has not been fulfilled.

         The approval of the Board of Governors of the Federal Reserve System ("Board") is required to consummate the Merger. The requisite application for approval was filed with the Board on October 24, 1996. The application was approved on December 9, 1997.

         The Merger was announced on October 3, 1996. The following comparative market value information is presented as of October 3, 1996.

            Market Value        Market Value            Park Cities
         BOKF Common Stock      Park Cities      Equivalent Per Share Value/1/
         -----------------      -----------      --------------------------

               $23.75          None Available              $43.5679

         /1/ Determined on the amount of cash into which each share of Park Cities Common Stock will be converted.


                           PURPOSE OF THE TRANSACTION
                           --------------------------

Background of the Merger
------------------------

         The last several years have been a period of substantial and rapid change in the financial services industry, characterized by regulatory change, intensifying competition and consolidation. During this period, the management and Board of Directors of Park Cities have reviewed various strategies and have taken numerous steps to enhance shareholder value, including, increasing net interest income, controlling expenses, maintaining asset quality and expanding and refining the products offered to customers.

         As part of its review of strategic alternatives to enhancing shareholder value, management and the Board of Directors of Park Cities, from time to time, have considered the possible affiliation or sale of Park Cities with a larger financial institution.

         In March, 1996, BOK Financial initially contacted Park Cities relating to a possible transaction. At the time, Park Cities advised BOK Financial that Park Cities would contact BOK Financial if Park Cities elected to consider any transaction with BOK Financial. Informal meetings between representatives of Park Cities and BOK Financial were held in April, 1996, but the parties did not engage in any serious discussions with respect to any possible acquisition.

         On May 15, 1996, Park Cities engaged Keefe, Bruyette & Woods, Inc. ("KBW") to, among other things, assist in exploring ways to enhance shareholder value, including studying Park Cities' acquisition value and identifying potential acquirors in a competitive bidding process. KBW was authorized to contact a limited number of qualified prospects to determine

                                                              Page ____ of ____.

their interest in a business combination with Park Cities. KBW prepared an information brochure and contacted certain potential acquirors, including BOK Financial to submit indications of interest to bid on Park Cities. Numerous financial institutions expressed some interest in Park Cities. This process resulted in three financial institutions performing due diligence at Park Cities and two written offers being presented to the Park Cities Board of Directors, including the proposal from BOK Financial described herein.

         KBW initially contacted BOK Financial in June, 1996 through a letter inviting BOK Financial's participation in the purchase process. BOK Financial also received and signed an agreement to keep confidential any nonpublic information concerning Park Cities that BOK Financial may obtain during such process. During August, 1996, BOK Financial evaluated the financial information relating to Park Cities supplied by KBW. On September 3, 1996, BOK Financial sent to Park Cities a draft of a preliminary nonbinding letter expressing its indication of interest. On September 6, 1996 Park Cities Board of Directors met to discuss the proposed transaction.

         The BOK Financial proposal offered consideration which Park Cities' Board of Directors deemed more favorable than the other offer seriously considered by Park Cities. The other offer proposed a cash only transaction (no installment notes) and a merger of Park Cities with and into the acquiror. Representatives of KBW informed the Board orally that, in their opinion: (i) an acquisition of Park Cities in the present time frame at the price levels indicated in the written indications of interest would be in the best economic interests of Park Cities and its shareholders; (ii) based on numerous factors, including the current price levels at which bank acquisition transactions were currently being effected, the price proposed in the BOK Financial offer was more favorable than the other offer; and (iii) the BOK Financial offer would be fair to Park Cities and its shareholders from a financial point of view. Therefore, Park Cities' Board determined that price being offered by BOK Financial along with the other terms of BOK Financial's offer, including, but not limited to, BOK Financial's intent to operate Park Cities as a separate autonomous entity and to retain substantially all of Park Cities' employees, made it the more advantageous offer, on balance.

         On September 6, 1996, Park Cities' Board of Directors authorized Park Cities' management to negotiate a merger agreement with BOK Financial. The parties then negotiated the Merger Agreement which was approved by the Park Cities Board on October 1, 1996, and executed on October 3, 1996.

BOK Financial's Reasons for the Merger
--------------------------------------

         The business strategy of BOK Financial is to establish itself, through bank subsidiaries, as a significant banking competitor in every major market in Oklahoma which offers attractive returns and in those areas of Arkansas, Kansas, Missouri and Texas which border Oklahoma and which offer the opportunity for operations compatible with the operations of BOk in Oklahoma. Park Cities indirectly owns 99.925% of FNB Park Cities, located in Dallas, Texas. By acquiring Park Cities, BOK Financial will acquire FNB Park Cities. BOK Financial, through its Alliance Trust Company subsidiary with offices in Sherman and Dallas, Texas, currently conducts a trust

                                                              Page ____ of ____.

business in the Dallas-Forth Worth Metroplex Area and in North Texas. The acquisition of the FNB Park Cities is consistent with the business strategy of BOK Financial.

Park Cities' Reasons for the Merger
-----------------------------------

         In determining to accept the offer from BOK Financial and enter into the Merger Agreement, Park Cities' Board of Directors considered a number of factors, including the following: (i) the financial condition, operating results and future prospects of BOK Financial and Park Cities; (ii) a comparison of the price being paid in this Merger to other comparable bank mergers, based, among other things, on multiples of book value and earnings; (iii) Park Cities' alternatives to this Merger, including the written proposals of the other institutions that had expressed an interest in an acquisition of Park Cities on terms deemed less favorable than BOK Financial's proposal; (iv) the results of KBW's efforts to elicit interest from other entities which might be interested in a business combination transaction with Park Cities; (v) the financial aspects of each written indication of interest; (vi) BOK Financial's intention to permit the operation of Park Cities' existing offices as the First National Bank of Park Cities after the Merger; (vii) Park Cities' view that consolidation in the financial services industry is likely to continue; and (viii) the relative lack of liquidity of Park Cities Common Stock.

         The Board noted that Park Cities, as part of a multi-state bank holding company of greater size and resources, should be able to provide its customers with a greater range of services and should become a stronger competitor in its existing markets. The Board of Directors of Park Cities believes that the Merger will result in a stronger and more effective competitor in Park Cities' markets, better able to compete effectively in the rapidly changing marketplace for banking and financial services and to take advantage of opportunities that might not be available to Park Cities on its own. Park Cities' Board of Directors believes that the Merger will provide Park Cities' customers with a broader range of products and services, as well as greater convenience.

         The foregoing does not purport to be a complete list of the matters considered by Park Cities' Board of Directors in approving the Merger. In approving the Merger, the Board did not identify any one factor or group of factors as being more significant than any other factor in the decision making process. Individual directors, however, may have given one or more factors more weight than other factors. The emphasis of the Board's discussion in considering the transaction was on the financial aspects of the transaction, including the consideration to be paid to Park Cities' shareholders in the Merger.

Recommendation of the Park Cities Board of Directors
----------------------------------------------------

         The Board of Directors of Park Cities believes that the terms of the Merger are fair and in the best interests of Park Cities' shareholders and has approved the Merger Agreement. The Board of Directors of Park Cities recommends that the shareholders of Park Cities approve the Merger Agreement.

                                                              Page ____ of ____.

Opinion of Park Cities Financial Advisor
----------------------------------------

         Park Cities retained Keefe, Bruyette & Woods, Inc. to act as its financial advisor and as such, among other things, to advise the Park Cities Board of Directors as to Park Cities' "fair" sale value and the fairness to its shareholders of the financial terms of the BOK Financial offer and other offers to acquire Park Cities received from other financial institutions, and to solicit indications of interest from selected potential acquirors of Park Cities. The Park Cities Board of Directors retained KBW based upon its experience and expertise. KBW, as part of its investment banking business, regularly is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. KBW has knowledge of, and experience with banking markets and banking organizations operating in markets across the nation, including Texas and the South and was selected by Park Cities because of its knowledge of, experience with, and reputation in the financial services industry.

         In such capacity, KBW participated in the negotiations with respect to the pricing and other terms and conditions of the Merger, but the decision as to which offer to accept was ultimately made by the Board of Director of Park Cities. KBW advised the Park Cities Board of Directors that, in its opinion, as of September 6, 1996, and as of October 1, 1996 the financial terms of BOK Financial's offer are "fair" to Park Cities and its shareholders from a financial point of view. On //__________, 1996, KBW delivered a written opinion to the Park Cities Board as to the fairness of the transaction from a financial point of view. No limitations were imposed by the Park Cities Board of Directors upon KBW with respect to the investigations made or procedures followed by it in arriving at its opinion.

         KBW analyzed certain comparable merger and acquisition transactions for banking companies based upon the acquisition price relative to stated book value, stated tangible book value, and the latest twelve months earnings. The information analyzed was compiled by KBW from both internal sources and a data firm that monitors and publishes transaction summaries and descriptions of mergers and acquisitions in the financial services industry. The analysis included a review and comparison of average and median acquisition price multiples to stated tangible book value and trailing twelve month earnings per share. The sample included, to the best of KBW's knowledge, all acquisitions of Texas banking companies in metropolitan areas and rural areas announced during 1995 and 1996 in which the value of the consideration paid to the shareholders of the acquired banks was $25 million or greater. KBW also performed a peer group analysis of other independent, publicly traded Texas banks to demonstrate the value that Park Cities would have if it were a publicly traded company and did not sell to BOK Financial. KBW compared the present value of the future stock prices which would accrue to a holder of shares of Park Cities's stock assuming Park Cities were to remain independent to the Shareholder's Merger Consideration. The present value of the stock price was determined by adding the present value of the terminal value of the Park Cities's Common Stock at the end of that period and discounting it back at a range of discount rates. Given these analyses, KBW did not determine a valuation for Park Cities with a price per share larger than the $43.57 being offered by BOK Financial.

         THE FAIRNESS OPINION RENDERED BY KBW IS AVAILABLE FOR INSPECTION OR COPYING AT THE PRINCIPAL EXECUTIVE OFFICES OF PARK CITIES DURING

                                                              Page ____ of ____.

REGULAR BUSINESS HOURS BY ANY INTERESTED PARK CITIES SHAREHOLDER OR HIS OR HER REPRESENTATIVE WHO HAS BEEN SO DESIGNATED IN WRITING.

         Pursuant to a letter agreement dated May 30, 1996 between KBW and Park Cities, Park Cities paid KBW a $25,000 non-refundable advisory fee in July, 1996. For KBW's services in connection with the Merger, Park Cities agreed to pay KBW a fee of $200,000 plus 6% of the aggregate consideration in excess of $45 million received by Park Cities' shareholders. This fee is payable only upon completion of the Merger. Based upon the Merger Consideration, KBW'S fee would be approximately $618,680. The fee for the issuance of KBW's opinion is included in this amount and the $25,000 in fees previously paid by Park Cities to KBW will be credited against such amount. In addition, Park Cities has agreed to reimburse KBW for its reasonable out-of-pocket costs and expenses incurred in connection with the services rendered to Park Cities pursuant to its engagement. Park Cities has agreed to indemnify KBW against certain liabilities, including shareholder actions, incurred in connection with its services. The amount of all of KBW's fees were determined by negotiation between Park Cities and KBW. KBW has not had any material relationship with Park Cities or any of its affiliates during the past two years other than the current engagement discussed above.

                                  RISK FACTORS
                                  ------------

         THE BOKF NOTES OFFERED BY THIS PROSPECTUS INVOLVE A RISK OF LOSS. In determining whether to elect to receive a BOKF Note in lieu of cash, each Park Cities shareholder should carefully consider, among other things, the following:

1.       BOKF Notes Unsecured
         --------------------

         The BOKF Notes are uninsured and unsecured general obligations of BOK Financial and no reserve or sinking fund is being created to ensure payment of the BOKF Notes. The BOKF Notes are not insured by the FDIC or any other entity. In addition the BOKF Notes carry an interest rate fixed upon the effective date of the Merger at the then prevailing Applicable Federal Rate, which are below market rates of interest. The interest rate is fixed over the term of the BOKF Note and thereby will not adjust to any increases in the Applicable Federal Rate or interest rates generally. See ELECTION TO RECEIVE BOKF NOTE.

2.       Control of BOK Financial By Kaiser
         ----------------------------------

         George B. Kaiser owns approximately 76% of the BOK Financial Common Stock and substantially all of the BOK Financial Series A Preferred Stock. Mr. Kaiser is Chairman of the Board of BOK Financial. The future results of BOK Financial will depend, in a significant way, on the management decisions of Mr. Kaiser. Prior to June 7, 1991, when Mr. Kaiser acquired control of BOk, Mr. Kaiser had not been a controlling shareholder or chief executive officer of a bank or bank holding company and the principal business of Mr. Kaiser had been the acquisition and disposition of oil and gas reserves and oil and gas exploration and production. Mr. Kaiser will continue to devote a substantial amount of his time and efforts to his oil and gas and other non-banking businesses.

                                                              Page ____ of ____.

3.       Regional and National Economies
         -------------------------------

         BOK Financial is largely dependent on the Oklahoma regional economy. The business of BOK Financial, by its nature, is subject to risks, particularly in volatile economic times. The Oklahoma regional economy is affected by national and international economic and political events. BOK Financial cannot predict the future effect of such factors.

4.       Competition; Lending Risks
         --------------------------

         The banking industry in general, and in Texas and Oklahoma in particular, is increasingly highly competitive. BOKF competes with significant Oklahoma banks, major state and regional banks and other significant institutions which provide financial services in BOKF's markets. BOKF is subject to the competitive impact of state and federal legislation relating to the geographic and product deregulation of the banking and financial services industry. The risk of nonpayment (or deferred payment) of loans is inherent in commercial banking. The historical focus upon Oklahoma in general and Tulsa and Oklahoma City in particular makes BOKF dependent upon the economic conditions in those areas. In recent months major consolidations of Oklahoma financial institutions with national institutions has occurred. These consolidations will likely make the banking business in Oklahoma even more competitive.

5.       Dependence on Key Personnel
         ---------------------------

         The business of BOK Financial is service-oriented and depends to a large degree upon the services of key personnel. There can be no assurance of the future ability of BOK Financial to attract and retain such services.

6.       Monetary Policy and Economic Conditions
         ---------------------------------------

         The operating and net income of BOK Financial will depend to a great extent on net interest margins; that is, the difference between (i) the interest rate the bank receives from earning assets such as loans and investment securities and (ii) the interest rate paid on interest-bearing liabilities such as deposits. In addition to the effect on net interest margins, changes in interest rates affect the value of certain assets, such as available for sale securities, loans held for sale and Capitalized Mortgage Servicing Rights. Changes in the value of available for sale securities is reflected in shareholders equity and declines in the value of loans held for sale and Capitalized Mortgage Servicing Rights are reflected in operating and net income. These rates are highly sensitive to many factors that are beyond the control of BOK Financial, including general economic conditions and the policies of various governmental and regulatory authorities.

7.       Government Regulation
         ---------------------

         The operations of BOK Financial are and will be affected by current and future legislation and by the policies established from time to time by various federal and state regulatory authorities. In particular, the monetary policies of the Board of Governors of the Federal Reserve System have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. Among the instruments

                                                              Page ____ of ____.

of monetary policy used by the Board to implement its objectives are changes in the federal funds rate charged on bank borrowings and changes in the reserve requirements on bank deposits. It is not possible to predict what changes, if any, will be made to the monetary policies of the Board or to existing federal and state legislation or the effect that such changes may have on the future business and earnings prospects of BOK Financial.

8.       BOK Financial Dependence on Bank Subsidiaries
         ---------------------------------------------

         Substantially all of BOK Financial's earnings are attributable to operations of its two banking subsidiaries, Bank of Oklahoma, National Association and Citizens Bank of Northwest Arkansas, National Association. The ability of these bank subsidiaries to pay dividends to BOK Financial is subject to statutory and regulatory constraints respecting the payment of dividends by banks and requiring the maintenance by banks of specified capital levels.

         These and other factors subject the BOKF Notes to a risk of loss.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                 -----------------------------------------------

         BOK Financial incorporates by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act:

         (1) Annual Report of BOK Financial on Form 10-K for the fiscal year ended December 31, 1995.

         (2) Quarterly Reports of BOK Financial on Form 10-Q for the fiscal quarter ended September 30, 1996.

         (3) Item 6 (Selected Financial Data; Table 1 - Consolidated Selected Financial Data, page 5, 1995 Annual Report to Shareholders);
                Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations, pages 6 through 20; Item 8 (Financial Statements and Supplementary Data, Table 5 - Selected Quarterly Financial Data, page 11, 1995 Annual Report to Shareholders); Annual Financial Summary-Unaudited, pages 44 and 45; and Quarterly Financial Summary-Unaudited, pages 46 and 47, 1995 Annual Report to Shareholders); Item 10 (Directors and Executive Officers of the Registrant, pages 3 through 5 and 10 and 11 of BOK Financial 1996 Annual Proxy Statement); Item 11 (Executive Compensation pages 12 through 15 of BOK Financial 1996 Annual Proxy Statement); Item 12 (Security Ownership of Certain Beneficial Owners and Management, pages 6 through 9, BOK Financial 1996 Annual Proxy Statement); and Item 13 (Certain Relationships and Related Transactions, page 17, BOK Financial 1996 Annual Proxy Statement).


                                                              Page ____ of ____.

         (4) Part I (Financial Information, pages 1 through 28) of BOK Financial Quarterly Report on Form 10-Q for the Three Month Fiscal Period ended September 30, 1996.

         All documents filed by BOK Financial pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the consummation of the Merger shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                       DELIVERY OF BOKF 1995 ANNUAL REPORT
                     AND THIRD QUARTER 1996 QUARTERLY REPORT
                     ---------------------------------------

         BOK Financial is delivering with this Prospectus to each shareholder of Park Cities a copy of the BOK Financial 1995 Annual Report, the BOK Financial Quarterly Report on Securities and Exchange Commission Form 10-Q for the fiscal quarter ended September 30, 1996, and the BOK Financial Proxy Statement for the 1996 Annual Meeting of Shareholders.

                     PROPOSED ACQUISITION BY BOK FINANCIAL
                     -------------------------------------

         On December 18, 1996, BOK Financial entered into a Plan and Agreement of Merger with First Texcorp, Inc. ("First Texcorp") pursuant to which BOK Financial will acquire (by merger of a BOKF subsidiary) all of the issued and outstanding stock of First Texcorp for $39,250,000 in cash. First Texcorp is a one bank holding company. The bank subsidiary of First Texcorp is First Texas Bank, a bank organized under the laws of the State of Texas. First Texas Bank conducts its business at 2560 Royal Lane at Denton Drive, Dallas, Texas. The acquisition is subject to regulatory approval and approval by the shareholders of First Texcorp. BOK Financial knows of no reason such approvals will not be obtained and expects the transaction to close in the first quarter of 1997.

               SELECTED COMPARATIVE PER SHARE DATA (Unaudited)
               ----------------------------------------------

         The following presents comparative historical, pro forma, and pro forma equivalent unaudited fully diluted per share data for BOK Financial and Park Cities. In addition to the acquisition of Park Cities, BOK Financial's pro forma data includes the probable acquisition of First Texcorp, anticipated in the first quarter of 1997. The pro forma data assumes that the acquisitions were effective on the first day of the applicable periods presented. The pro forma financial data may not be indicative of the results that actually would have occurred if the acquisitions had been in effect on the dates indicated or which may be obtained in the future.

                                  Nine Months Ended September 30, 1996   Year Ended December 31, 1995
                                    Original          Restated(1)        Original         Restated(1)
                                    --------          -----------        --------         -----------
Income from Continuing Operations
   per Common Share:

   Historical
      BOK Financial                  $1.69               $1.64            $2.12              $2.05
      Park Cities                     2.21                2.21             2.42               2.20
   Pro Forma combined per
   BOK Financial share:
      Park Cities and First Texas     1.70                1.65             2.07               2.01
      Park Cities only                1.67                1.63             2.06               1.99
   Equivalent pro forma per
   Park Cities share                  N/A                 N/A              N/A                N/A

Dividends Per Common Share:

   Neither BOK Financial nor Park Cities have paid cash
   Dividends on common shares during the applicable periods.


                                                              Page ____ of ____.

Book Value per Common Share (Period End):

                                         Nine Months Ended September 30, 1996          Year Ended December 31, 1995
                                         ------------------------------------        ---------------------------------
                                            Original         Restated (1)                 Original      Restated (2)
                                            --------         ------------                 --------      ------------
   Historical:
     BOK Financial                           $ 15.51          $ 15.06                      $ 14.02         $ 13.61
     Park Cities                               19.37            19.37                        18.64           16.95
   Pro Forma combined per
   BOK Financial share:                        15.51            15.06                        14.02           13.61
   Equivalent pro forma per
   Park Cities share                             N/A              N/A                          N/A             N/A

(1) - Restated for the effects of a 3% common stock dividend declared by BOK Financial on October 29, 1996.

                  PRO FORMA COMBINED SELECTED FINANCIAL DATA
                           BOK Financial Corporation
                     (In Thousands, Except Per Share Data)

                                         Nine Months Ended September 30, 1996          Year Ended December 31, 1995
                                         ------------------------------------        ---------------------------------
                                            Park Cities                              Park Cities
                                               and                                      and
                                            First Texas      Park Cities Only        First Texas      Park Cities Only
                                            -----------      ----------------        -----------      ----------------
Summarized income statement:
  Net interest revenue                        $  102,912         $99,053               $123,842            119,396
  Provision for loan losses                        3,995           3,950                    331                241
  Net income                                      39,755          39,121                 48,132             47,478

Per fully diluted common share
  Net income                                        1.65            1.63                   2.01               1.99
  Cash dividends                                       -               -                      -                  -
  Book value (period end)                          15.06           15.06                  13.61              13.61

Financial position:
  Loans, net of reserve                        2,406,642       2,349,982              2,280,325          2,226,597
  Assets                                       4,842,210       4,691,833              4,597,409          4,449,018
  Deposits                                     3,540,311       3,423,142              3,248,898          3,132,744
  Shareholders' equity                           348,177         333,177                316,565            301,565

Capital ratios (period end):
  Shareholders' equity to total assets              7.19%           7.10%                  6.89%              6.78%
  Tier 1 capital to risk weighted assets            8.23%           9.07%                  7.49%              8.48%
  Total capital to risk weighted assets             9.90%          10.29%                  9.21%              9.70%
  Tier 1 capital to average assets                  5.69%           6.33%                  4.80%              5.47%

                                                              Page ____ of ____.

                               BOKF COMMON STOCK
                             MARKET AND DIVIDENDS
                             --------------------

         As of October 1, 1996, BOK Financial had 1,149 shareholders of record. The BOKF Common Stock is traded on the facilities of NASDAQ under the trading symbol "BOKF". BOKF Common Stock quarterly high and low bid information follows:

                                              First      Second       Third      Fourth
                                              -----      ------       -----      ------
       1996:   Low                           $ 19.25     $ 20.00     $ 21.25
               High                          $ 23.25     $ 20.50     $ 23.00

       1995:   Low                           $ 19.75     $ 20.25     $ 21.50     $ 19.00
               High                            22.25       22.75       25.25       24.50

       1994:   Low                           $ 20.25     $ 19.00     $ 19.00     $ 19.25
               High                            25.50       21.50       22.00       20.50

         No dividends have been paid on BOK Financial Common Stock except (i) on November 18, 1993, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 9, 1993 payable in kind by the issuance of BOK Financial Stock, (ii) on November 17, 1994, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 8, 1994 payable in kind by the issuance of BOK Financial Common Stock, (iii) on November 27, 1995, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 17, 1995 payable in kind by the issuance of BOK Financial Common Stock; and, (iv) on October 29, 1996, BOK Financial declared a 3% dividend payable in kind by the issuance of BOK Financial Common Stock on or about November 28, 1996 to BOKF shareholders of record as of November 17, 1996.

         At November 5, 1996, the closing price of BOKF Common Stock on NASDAQ was $25.50.

                            PARK CITIES COMMON STOCK
                            ------------------------

         At November 15, 1996, there were 203 shareholders of Park Cities Common Stock and 921,348 outstanding shares. There is no established public trading market for the Common Stock of Park Cities. Park Cities has outstanding stock options, granted pursuant to an employee stock option plan, representing the right to acquire an aggregate of 271,686 shares of Park Cities Common Stock. The options will be exercised on or before the consummation of the Merger.

                        PARK CITIES SHAREHOLDERS MEETING

                      (For Purpose of Approving The Merger)
                      -------------------------------------

         The Meetings. There will be a meeting (the "Control Group Meeting") of those shareholders (the "Control Group") of Park Cities who are party to the Shareholders Agreement dated May 6, 1991 (the "Shareholders Agreement") at the University Park City Hall Auditorium,

                                                              Page ____ of ____.

3800 University Boulevard, University Park, Texas 75205, commencing at 10:00 a.m. on February 7, 1997. After completion of such meeting, at 10:30 a.m., a Special Meeting of Shareholders of Park Cities will be held at the same location (the "Special Meeting"). The purpose of the Control Group Meeting and the Special Meeting will be to vote upon the approval of the Merger and any other business or on other matters.

         The Shareholders Agreement. Under the terms of the Shareholders Agreement, the Control Group votes as a block on those matters presented for a vote of the shareholders of the Park Cities. If all of the shareholders comprising the Control Group do not agree upon how to cast their votes, all such shareholders are nevertheless required to cast their votes in accordance with the votes cast by the holders of a majority of the shares subject to the Shareholders Agreement. Shareholders whose shares are subject to the Shareholders Agreement may attend the Control Group Meeting, or alternatively, sign and return a Proxy indicating how such shareholder wishes to vote at the meeting. A total of 656,019 shares of Park Cities Common Stock are subject to the Shareholders Agreement. The Officers and Directors of Park Cities own 363,686 shares, or 55.4% of the shares subject to the Shareholders Agreement, as hereafter discussed. Pursuant to the Shareholders Agreement, Tom E. Turner, the Chairman and Chief Executive Officer of Park Cities, has an exclusive first right and option to purchase the Park Cities Common Stock which BOK Financial has offered to purchase, and if he elects not to exercise that option, the remaining members of the Control Group, have an option to purchase the Park Cities Common Stock. Mr. Turner has indicated he will not exercise his option and the Control Group in voting at the Control Group Meeting to approve the Merger will also be voting to waive their option as well.

         Principal Shareholders and Management Ownership. The Board of Directors and the officers of Park Cities together control approximately 427,287 shares of Park Cities Common Stock, or approximately 46.4% of the voting power of the Company (excluding options to purchase 271,686 shares of Common Stock which are presently exercisable, which have not been exercised, but which will be exercised in connection with the Merger). A total of 363,686 of these shares are subject to the Shareholders Agreement, which covers 656,019 shares held by 79 shareholders. All but one of the directors of Park Cities are subject to the Shareholders Agreement. The Board of Directors has approved the Merger Agreement and recommended it to the Park Cities Shareholders and intend to vote for the Merger. See PARK CITIES BOARD OF DIRECTORS.

         The Proxies. Delivered to each Park Cities shareholder with this Prospectus is a form of Proxy solicited on behalf of the Board of Directors of Park Cities to solicit proxies (the "Proxies") for the Control Group Meeting and for the Special Meeting. All shares of Park Cities Common Stock represented by valid Proxies, unless the shareholder otherwise specifies, will be voted (i) FOR approval of the Merger and (ii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

         Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time prior to the date of the Meetings by providing written notice of such revocation to Park Cities. If notice of revocation is not received by the date of the Meetings, a shareholder may nevertheless revoke a Proxy if he or she attends the Meeting and desires to vote in person. If a shareholder executes two or more valid Proxies, the Proxy bearing the most recent date will be honored. The cost of this solicitation of Proxies will be borne by Park Cities.

         The Record Date and Park Cities Voting Securities. The record date for determining the shareholders entitled to notice of and to vote at the Special Meeting or any adjournments


                                                              Page ____ of ____.

thereof is the close of business on January 13, 1997 (the "Record Date"), at which time Park Cities had issued and outstanding 921,348 shares of Common Stock, par value $5.00 per share (the "Common Stock"). Common Stock is the only class of outstanding securities of the Company entitled to vote at the Meeting.

         Quorum and Voting. The presence at the Special Meeting, in person or by proxy, of the holders of one-third or more of the outstanding shares of Park Cities Common Stock is necessary to constitute a quorum to convene the Special Meeting and to conduct any other business which may properly come before the Special Meeting. The affirmative vote of at least two-thirds of all issued and outstanding Park Cities Common Stock is required to approve the Merger. Park Cities shareholders as of the Record Date are entitled to one vote for each share held.

         As soon as practicable after consummation of the Merger, an individual who is an existing member of the Board of Directors of Park Cities will be selected by the mutual agreement of the Board of Directors of Park Cities and BOK Financial to serve as a member of the Board of Directors of BOK Financial for at least so long as any of the BOKF Notes remain unpaid.

                         ELECTION TO RECEIVE BOKF NOTE
                         -----------------------------

         Each Park Cities shareholder may, in the manner hereafter described, elect to receive some or all of the consideration due the shareholder upon consummation of the Merger (the "Shareholder's Merger Consideration") in the form of a BOKF Note. The BOKF Note will have a maturity date, selected by the shareholder, of not less than one, nor more than five, years after consummation of the Merger. The BOKF Notes will bear interest at the Applicable Federal Rate in effect on the effective date of the Merger. Interest will be paid quarterly. The principal amount of the BOKF Notes will be paid only at maturity. The BOKF Notes will be uninsured and unsecured general obligations of BOK Financial. There is no market for the BOKF Notes and none will be established. The BOKF Notes will be registered on the financial records of BOK Financial and will be transferable only by surrender to BOK Financial and reissue to the proposed transferee. The form of the BOKF Notes is set forth in Exhibit A attached to this Prospectus and Proxy Statement.

         For October, 1996, the Applicable Federal Rate was 5.94% for a maturity of one, two or three years and 6.56% for a maturity of four or five years. The Applicable Federal Rate changes from month to month and the actual interest rate of the BOKF Notes will be the Applicable Federal Rate as in effect on the effective date of the Merger.

         The election to receive part or all of the Shareholder's Merger Consideration in the form of a BOKF Note must be made at the time of the Special Meeting of Park Cities Shareholders to be held February 7, 1997. See PARK CITIES SHAREHOLDERS MEETING. To the extent a Park Cities Shareholder does not timely elect to receive a BOKF Note, the Shareholder's Merger Consideration will be paid in cash. If a Park Cities shareholder does not specify a maturity for the BOKF Note, the maturity date will be deemed to be one year after consummation of the Merger.

                                                              Page ____ of ____.

         Each Park Cities shareholder desiring to receive a BOKF Note for all or part of the Shareholder's Merger Consideration must make the election to receive a BOKF Note using the form of Proxy and Election delivered to the shareholder with this Prospectus and Proxy Statement, whether or not the shareholder grants a proxy. Each Park Cities shareholder may rescind the election to receive a BOKF Note by giving written notice to Park Cities not later than twenty days before the consummation of the Merger. The Merger is expected to be consummated on or shortly after February 12, 1997, but the actual consummation date may be sooner or later. Park Cities shareholders will not receive notice of the actual consummation date.

         The federal income tax consequences of electing to receive a BOKF Note are discussed in FEDERAL INCOME TAX CONSEQUENCES, to which reference is hereby made. Each Park Cities shareholder should consult her or his tax adviser in making the decision whether to elect to receive a BOKF Note and, if so electing, which maturity date should be selected.

         At the consummation, BOK Financial will deliver the total Shareholder's Merger Consideration for all Park Cities shareholders to Bank of New York who will serve as Payment Agent (herein so called). Following consummation of the Merger, the Payment Agent will deliver instructions to Park Cities Shareholders concerning the manner in which to tender certificates representing Park Cities Common Stock for cash and/or the BOKF Note. Park Cities shareholders should NOT tender certificates until notice is received from the Payment Agent. The BOKF Notes will be dated as of the consummation date. The cash portion of the Shareholder's Merger Consideration will be paid without interest.

                        FEDERAL INCOME TAX CONSEQUENCES
                        -------------------------------

        The following is a general summary of a limited number of federal income tax considerations relevant to the Merger and the issuance of the BOKF Notes. This summary generally does not address state, local, or foreign tax considerations, nor tax considerations relevant only to particular categories of taxpayers (including non-U.S. investors). No ruling has been requested from the IRS and no opinion of counsel has been requested concerning any of the matters discussed in this summary. The statements concerning federal income tax consequences are based upon the Internal Revenue Code, applicable Treasury regulations thereunder, reported judicial decisions, and reported administrative rulings. Additionally, the tax laws and other authorities upon which this summary is based could change (possibly, retroactively) after the date of this Prospectus. Accordingly, Park Cities shareholders should consult their tax advisors as to the federal income and all other tax consequences of the prospective Merger and issuance of the BOKF Notes.

         Consummation of the Merger will constitute a taxable sale of each Park Cities shareholder's Common Stock. Each Park Cities shareholder will realize (i) a capital gain measured by the excess of the total Shareholder's Merger Consideration received by such shareholder over the shareholder's adjusted tax basis in the stock or (ii) a capital loss measured by the excess of the shareholder's adjusted tax basis over the total Shareholder's Merger Consideration received by the shareholder.

                                                              Page ____ of ____.

         If a shareholder elects to receive a BOKF Note, the shareholder's recognition of gain may be deferred by reporting the gain on the installment method under Section 453 of the Internal Revenue Code. Under the installment method, a shareholder will generally recognize gain during each taxable year equal to the product of (i) the amount of cash received (other than interest payments), if any, multiplied by (ii) the "gross profit percentage". The shareholder's "gross profit percentage" will generally be equal to the product of (i) the total gain to be recognized by the shareholder, divided by (ii) the total consideration the shareholder received for the Park Cities Common Stock.

         Each Park Cities shareholder will be required to report gain using the installment method unless the shareholder expressly elects to report all of the gain in the year of sale. Certain transactions can accelerate the recognition of gain under the installment sale method, including any disposition or pledge of the BOKF Note or grant of a security interest therein.

         Additionally, a shareholder must pay interest on the deferred tax liability to the extent that the shareholder holds installment obligations with an aggregate face amount in excess of $5 million and that arose during and are outstanding as of the close of the taxable year. If applicable, the shareholder must continue to pay interest on the deferred tax liability for each subsequent taxable year in which an amount of the installment obligation remains outstanding.

         A shareholder's capital gain or loss will be long term if the stock has been held more than one year, otherwise the gain or loss will be short term. Currently, for individual taxpayers, net long term capital gains reduced by net short term capital losses are taxed at a maximum 28% federal income tax rate. Net short term capital gains are taxed at the same rate as ordinary income. An individual may deduct only $3,000 of net capital losses (net of capital gains) per year.

         EACH PARK CITIES SHAREHOLDER IS ENCOURAGED TO CONSULT WITH HER OR HIS TAX ADVISOR RESPECTING THE EFFECT OF THE MERGER AND ANY ELECTION TO RECEIVE A BOKF NOTE ON SUCH SHAREHOLDER.

               BOK FINANCIAL RATIO OF EARNINGS TO FIXED CHARGES
               ------------------------------------------------

                                          For the Nine Months                          For the Year Ended
                                          Ended Sept. 30, 1996                              December 31
                                          --------------------     -------------------------------------------------------
                                                                   1995        1994         1993         1992         1991
                                                                   ----        ----         ----         ----         ----
Ratio of Earnings to Fixed Charges:

     Excluding Interest on Deposits            2.50                  2.02         2.81        6.80         7.63         5.41
     Including Interest on Deposits            1.40                  1.40         1.57        1.73         1.61         1.31
==============================================================================================================================


                                                              Page ____ of ____.

                                TRUST INDENTURE
                                ---------------

         The BOKF Notes will be issued pursuant to a trust indenture agreement (the "Indenture"). The Indenture is Exhibit D to this Prospectus. Bank of New York is the Indenture trustee ("Trustee"). The Indenture imposes upon the Trustee of BOKF the rights and obligations required by the provisions of the Trust Indenture Act of 1939. In particular, the Indenture requires the Trustee to give notice of any default to the holders of the BOKF Notes and permits the Trustee to recover judgment, in its own name, upon default by BOKF, for the benefit of the holders of BOKF Notes.

         The BOKF Notes are uninsured and unsecured general obligations of BOK Financial and no reserve or sinking fund is being created to ensure payment of the BOKF Notes. The BOKF Notes are not insured by the FDIC or any other entity. An event of default exists under the BOKF Notes if BOKF fails to timely pay interest or principal, if BOKF executes an assignment for the benefit of its creditors or takes other similar actions set forth in the Notes, or, if there is a change in control of BOKF, as defined in the Note. The form of the BOKF Notes is Exhibit A to this Prospectus and Proxy Statement.

         The address of the Trustee is Bank of New York, Attention: Corporate Trust, 101 Barclay Street 12W, New York, New York 10286, Attention: Byron Merino (212-815-6285).

                               APPRAISAL RIGHTS
                               ----------------

General
-------

         Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act ("TBCA") grants the holders of Park Cities Common Stock the right to vote against and dissent from the proposed Merger and seek payment for the fair value (prior to giving effect to the Merger) of their Park Cities Common Stock if the Merger is approved. A copy of Articles 5.11, 5.12 and 5.13 of the TBCA is attached hereto as Exhibit B. EACH SHAREHOLDER OF PARK CITIES IS ADVISED TO READ ARTICLES 5.11, 5.12 and 5.13 CAREFULLY AND SEEK THE ADVICE OF COUNSEL IF SUCH SHAREHOLDER DESIRES TO DISSENT TO THE PROPOSED MERGER. FAILURE TO FOLLOW ANY OF THE STATUTORY PROCEDURES WILL RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS. Articles 5.11, 5.12 and 5.13 constitute the exclusive remedy for the recovery of the value of shares held by shareholders who do not agree with the Merger, so failure to properly follow the proscribed procedures will result in such shareholder being precluded from further action regarding the Merger. The following summary of Articles 5.11, 5.12 and 5.13 is intended only as a brief general discussion of certain of its provisions and is qualified in its entirety by reference to the detailed provisions set forth in Articles 5.11, 5.12 and
5.13 and attached hereto as Exhibit B.


                                                              Page ____ of ____.

Shareholders Entitled to Dissent
--------------------------------

         The shareholders of Park Cities entitled to vote on the Merger are entitled to dissent under Articles 5.11, 5.12 and 5.13. thus, each holder of Park Cities Common Stock is entitled to dissent. The Shareholders Agreement may limit the right on any shareholder who is a party to the Shareholders Agreement to dissent. See APPRAISAL RIGHTS - EFFECT OF SHAREHOLDERS AGREEMENT

Rights of Dissent
-----------------

         If a shareholder properly exercises the right to dissent, such shareholder has the right to receive payment of the fair value of such shareholder's Park Cities Common Stock rather than accepting the Shareholder's Merger Consideration (cash or BOKF Notes). "Fair value" under Article 5.12 means the value of the shares as of the day before the Park Cities Special Meeting, excluding any appreciation or depreciation in anticipation of the Merger.

Initial Demand by Shareholder
-----------------------------

         A shareholder wishing to assert dissenters' rights must (i) deliver to Park Cities, before the vote on the Merger is taken at the Park Cities Special
             ------
Meeting, written objection to the proposed Merger (it is not enough to merely vote against the Merger, the written objection must be delivered to Park Cities) setting out that the shareholder's right to dissent will be exercised if the Merger is approved and providing the shareholder's address to which notice thereof shall be mailed in the event the Merger is approved, and (ii) not vote for the Merger. It is not necessary to vote against the Merger to preserve dissenters' appraisal rights (and therefore persons who abstain from voting may exercise their dissenters' appraisal rights), but a shareholder cannot vote in favor of the Merger and preserve such rights.

Subsequent Notice by Park Cities upon Approval of Merger
--------------------------------------------------------

         Within 10 days after the Merger is approved, Park Cities must deliver a written notice (the "Approval Notice") to each Park Cities shareholder who properly and timely delivered an objection to the Merger before the Park Cities Special Meeting and did not vote for the Merger ("Dissenting Stockholders")
                ---
advising each Dissenting Stockholder that the Merger was approved.

Payment Demand by Dissenting Stockholders
-----------------------------------------

         Dissenting Stockholders who have received an Approval Notice must deliver a written payment demand ("Payment Demand") to Park Cities within 10 days after delivery of the Approval Notice by Park Cities, making written demand for payment of the fair value of such Dissenting Stockholder's shares of Park Cities Common Stock as of the day before the Park Cities Special Meeting. The Payment Demand must set forth the number and class of shares owned by, and the fair value of such shares as estimated by, the Dissenting Stockholder. Within 20 days after submitting the Payment Demand, the Dissenting Stockholder must also submit his, her or its shares of Park Cities Common Stock to Park Cities for notation on the certificates representing such shares that such demand has been made. Failure to timely deliver the Payment

                                                              Page ____ of ____.

Demand or submit the certificates for notation will preclude the Dissenting Stockholder from receiving payment of the fair value of the Dissenting Stockholder's shares under Articles 5.12 and 5.13 and such Dissenting Stockholder will receive instead the Shareholder's Merger Consideration. Upon delivery of a Payment Demand to Park Cities, the Dissenting Stockholder shall cease to have any rights as a stockholder except the rights accorded by Articles 5.11, 5.12 and 5.13.

Park Cities Response to Payment Demand
--------------------------------------

         After receipt of a Payment Demand, Park Cities must, within 20 days after receipt of the Payment Demand, deliver written notice (the "Response Notice") to the Dissenting Stockholder, either (i) accepting the amount claimed and agreeing to pay that amount within 90 days after the Park Cities Special Meeting, upon surrender of the share certificates by the Dissenting Stockholder, or (ii) setting forth Park Cities' estimate of the fair value of the shares and agreeing to pay that amount within such 90 day period provided Park Cities, upon surrender of the share certificates by the Dissenting Stockholder, receives written notice of acceptance from the Dissenting Stockholder within 60 days after the Park Cities Special Meeting agreeing to the value estimated by Park Cities.

Suit upon Failure to Agree on Fair Value
----------------------------------------

         If the Dissenting Stockholder and Park Cities have not agreed on the fair value of the Dissenting Stockholder's shares within 60 days after the Park Cities Special Meeting, then either Park Cities or the Dissenting Stockholder may file suit for a judicial determination of the fair value of the shares. See
Article 5.12 for the procedures to be followed for judicial appraisal.

Exclusive Remedy
----------------

         In the absence of fraud in the transaction, the remedy provided by Articles 5.11, 5.12 and 5.13 is the exclusive remedy for the recovery of the value of Dissenting Stockholders' shares or money damages with respect to the Merger, and any Park Cities stockholder failing to comply with the requirements of Articles 5.11, 5.12 and 5.13 will not be entitled to bring suit for the recovery of the value of such shares or money damages, provided Park Cities complied with the requirements of Articles 5.11, 5.12 and 5.13.

Effect of Shareholders Agreement
--------------------------------

         A number of shareholders of Park Cities, representing in excess of two-thirds of the voting shares of Park Cities Common Stock, are a party to the Shareholders Agreement. The Shareholders Agreement contains a voting agreement provision whereby the Control Group agree that their shares will be voted as a block on those matters requiring votes of the shareholders of Park Cities. The owners of a majority of the shares of the Control Group shall determine how all the shares of the Control Group shall be voted, pursuant to an irrevocable proxy. Thus, a vote in favor of the Merger by a majority of the voting Group shares would result in the affirmative vote of all the Control Group shares, which is more than the statutorily required two-thirds needed to approve the Merger. Also, a shareholder in the Control Group who wishes to
              ------------------------------------------------


                                                              Page ____ of ____.

dissent will be deemed to have waived her or his appraisal rights if, based upon
--------------------------------------------------------------------------------
the vote of the majority of the Control Group, the Control Group proxy votes in
-------------------------------------------------------------------------------
favor of the Merger.
-------------------

                        PARK CITIES BOARD OF DIRECTORS
                        ------------------------------

         The board of directors of Park Cities consists of eighteen members, including three advisory directors.

         C. Thomas Abbott. Mr. Abbott was elected President and director of FNB Park Cities in September 1988 and of Park Cities in May 1991. Prior to that he was Vice Chairman of NorthPark National Bank from July 1986 to July 1988, and from October 1977 to July 1986 was President and Chief Executive Officer of NorthPark National Bank. He was President of NorthPark National Corporation from 1981 to July 1988.

         Charles A. Angel, Jr. Mr. Angel became Vice Chairman and director of Park Cities and FNB Park Cities in May 1992. Prior to that he was Chairman of the Preston Office of Team Bank from 1988 to 1992. Earlier he was President, Vice Chairman and Chairman of Preston State Bank and its acquirors from 1970 to 1988.

         Webber W. Beall, Jr. Mr. Beall was elected a director of FNB Park Cities in July 1984 and of Park Cities in May 1991. He has been an attorney with the law firm of Touchstone, Bernays, Johnston, Beall and Smith since 1959 and a partner since 1965.

         C. Huston Bell. Mr. Bell was elected a director of Park Cities and FNB Park Cities in November 1991. He has been President of The Vantage Companies, a real estate development firm, since 1981.

         Edward O. Boshell, Jr. (Advisory Director). Mr. Boshell was elected an advisory director of Park Cities and FNB Park Cities in February 1993. Until his retirement, Mr. Boshell was President of Columbia General Corporation, a distributor of industrial supplies, and an entrepreneur. Related business interests include EOB Investments, LLC and Columbia General Investment, LP.

         Ben R. Briggs. Mr. Briggs was elected a director of FNB Park Cities in July 1986 and of Park Cities in May 1991. Until his retirement in 1991, he was the owner of Ben R. Briggs Realtors, Inc., a real estate brokerage and investment firm.

         R. Neal Bright. Mr. Bright was elected a director of Park Cities and FNB Park Cities in May 1991. He has been managing partner of the accounting firm of Bright & Bright since 1985.

         Edward F. Doran. Mr. Doran was elected a director of FNB Park Cities in July 1984. He served as advisory director of FNB Park Cities from January 1987 until October 1989 when he was once again elected a director, and he has been a director of Park Cities since May 1991. He has been President of Doran Chevrolet, Inc. since 1956.


                                                              Page ____ of ____.

         James J. Ellis. Mr. Ellis was elected a director of Park Cities and FNB Park Cities in April 1993. He served as General Manager of the Dallas Agency of Mutual of New York from 1976 until his retirement from that position in January 1992. He is currently involved in management of personal investments and his individual insurance practice.

         R. William Gribble, Jr. Mr. Gribble was elected a director of FNB Park Cities in July 1984 and of Park Cities in May 1991. He has been owner of Gribble Oil Corporation, an oil and gas exploration and production company, since 1978.

         J.T. Hairston, Jr. Mr. Hairston was elected a director of FNB Park Cities in October 1989 and of Park Cities in May 1991. Until his retirement in 1988, he was President of the Cullum Cos., owner of Tom Thumb and Simon David grocery stores and Page Drug stores.

         Michael A. McBee. Mr. McBee was elected a director of FNB Park Cities in July 1984 and of Park Cities in May 1991. He is owner of the McBee Company, an oil and gas exploration and production company. Related business interests include Marymac Company and Amroc Oil Corporation.

         Donald J. Malouf. Mr. Malouf was elected a director of FNB Park Cities in July 1984 and has served as an advisory director of FNB Park Cities since October 1988; he also served as an advisory director of Park Cities from May 1991 until 1992. He was elected a director of Park Cities in April 1992. He is an attorney and serves as Vice President of the law firm of Malouf Lynch Jackson Kessler & Collins, P.C.

         Jon L. Mosle, Jr. (Advisory Director). Mr. Mosle was elected an advisory director in 1992. Until his retirement, he was a principal of Rotan Mosle, an investment firm. He is also a director of Southwest Securities, Inc.

         James G. Storey (Advisory Director). Mr. Storey was elected Senior Vice President and Internal Auditor in November 1990 and Executive Vice President and Auditor in November 1991. Mr. Storey was elected in advisory director of both Park Cities Bancshares, Inc. and First National Bank of Park Cities in October 1992. He also serves as Vice President of Park Cities Corporation.

         Mrs. Jere W. Thompson. Mrs. Thompson was elected a director of FNB Park Cities in July 1984 and of Park Cities in May 1991. She is a housewife and community leader. Related business interests include The Thompson Company, Williamsburg Corporation and Southland Corporation.

         Tom E. Turner. Mr. Turner was elected President, Chief Executive Officer and a director in July 1984, and in December 1986, he was also elected Chairman of the Board. As of September 1988, he was no longer President, but remains Chairman of the Board and Chief Executive Officer of both FNB Park Cities and Park Cities (effective May 1991). He also serves as Chairman of the board and is a director of Park Cities Corporation.


                                                              Page ____ of ____.

         John C. Vogt. Mr. Vogt was elected a director of FNB Park Cities in July 1984 and of Park Cities in May 1991. He is President of International Supply Co., Inc., a plumbing supply company. Related business interests include Industrial International, Inc., BV Interests, BSV Partnership, International Showroom Partnership, Utility and Environmental Services, Inc.


                         INFORMATION ABOUT PARK CITIES
                         -----------------------------

GENERAL
-------

         Park Cities, a Texas corporation, is a bank holding company under the Bank Holding Company Act of 1956 located in Dallas, Texas. Park Cities owns (indirectly through its wholly-owned intermediate bank holding company subsidiary, Park Cities Corporation) 99.925% of FNB Park Cities, a national banking association chartered in 1983. FNB Park Cities conducts its banking business at 6215 Hillcrest Avenue and 6701 Preston Road in Dallas, Texas. The Principal executive offices of Park Cities are located at 6215 Hillcrest, Dallas, Texas 75205 and the telephone number is (214) 522-5858.

         At September 30, 1996, Park Cities had total consolidated assets, deposits and shareholders' equity of approximately $206 million, $187 million and $18 million, respectively. The primary operating entity of Park Cities, FNB Park Cities, has 3 branches located in Dallas County, Texas, including a mobile branch. FNB Park Cities is principally engaged in the business of attracting deposits, primarily from the general public, through a variety of deposit products and investing those deposits, together with funds from ongoing operations, in the origination and purchase of one-to-four family residential mortgage loans and securities backed by these mortgage loans and, to a lesser extent, commercial, consumer and other mortgage loans. Additionally, FNB Park Cities invests its funds in U.S. Government and Government Agency Securities. FNB Park Cities considers its primary market area to be municipalities of Highland Park and University Park and surrounding areas in Dallas, Texas.

         There is no public trading market for the Park Cities Common Stock. Park Cities paid no cash dividends in 1994, 1995, or 1996. The Merger Agreement prohibits the payment of dividends by Park Cities until the Merger is consummated.

Results of Operations
---------------------

1994 versus 1993
----------------

Overview
Net income for Park Cities increased to $1.8 million for the year ended 1994, an increase of $3 thousand or 0.2% from the prior year. Park Cities generated a return on assets of 1.08% and 1.16% and a return on equity of 15.34% and 17.61% during 1994 and 1993, respectively. The growth in earnings was primarily driven by higher net interest income from growth in loans and securities and was partially offset by lower noninterest income and higher noninterest expenses.


                                                              Page ____ of ____.

Net Interest Margin
Net interest income for Park Cities increased to $6.2 million for the year ended 1994, an increase of $588 thousand or 10.5% from 1993. This resulted in a net interest margin of 4.01% compared to 3.92% in 1993, an increase of 9 basis points. The margin remained strong due to strong growth in loans and the securities portfolio. In addition, Park Cities continued to experience strong growth in average noninterest-bearing deposits which resulted in a cost of funds of 2.09% for 1994 compared to 2.18% in 1993.

Noninterest Income
Noninterest income was $871 thousand for the year ended 1994, a $352 thousand (28.7%) decrease from the prior year, which was the result of the difference between a $74 thousand loss on sale of securities in 1994 compared to a $277 thousand gain in 1993.

Noninterest Expenses
Noninterest expenses for the year ended 1994 were $4.4 million, an increase of $252 thousand or 6.1% increase from the year ended 1993. The largest portion of this increase was in salaries and benefits which increased $153 thousand (6.7%) to $2.4 million during 1994. The additional expense was due to normal increases in compensation. Additionally, rent expense increased $54 thousand (69%) due to the addition of the operations center in 1994.

1995 versus 1994
----------------

Overview
Net income for Park Cities increased significantly to $2.3 million for the year ended 1995, an increase of $493 thousand or 27.2% from the prior year. Park Cities generated a return on assets of 1.24% and 1.08% and a return on equity of 16.68% and 15.34% during 1995 and 1994, respectively. The growth in earnings was primarily driven by significantly higher net interest income from growth in loans and securities and was partially offset by higher noninterest expenses.

Net Interest Margin
Net interest income for Park Cities increased sharply to $7.5 million for the year ended 1995, an increase of $1.2 million or 19.5% from 1994. This resulted in a net interest margin of 4.38% compared to 4.01% in 1994, an increase of 37 basis points. The margin remained strong due to strong growth in loans and the securities portfolio, resulting in the increase of yield on earnings assets to 7.06% in 1995 as compared to 6.12% in 1994. Although interest rates rose in 1995, Park Cities also experienced growth in average noninterest-bearing deposits which caused the cost of funds to increase to 2.69% compared to 2.09% in 1994.

Noninterest Income
Noninterest income was $921 thousand for the year ended 1995, a $50 thousand (5.7%) increase from the prior year, due primarily to increased balances in deposit accounts.

Noninterest Expenses
Noninterest expenses for the year ended 1995 were $4.9 million, an increase of $515 thousand or 11.7% increase from the year ended 1994. The largest portion of this increase was in salaries


                                                              Page ____ of ____.

and benefits which increased $270 thousand to $2.7 million during 1995. The additional expense resulted from the addition of three tellers to staff the new motor bank as well as normal increases in compensation. The other large component was due to the premium paid to call the then outstanding convertible notes and additional advertising and promotion. Partially offsetting this increase was a $141 thousand decrease in the FDIC insurance assessment from 1994 to 1995.

Nine Months Ended 1996 versus 1995
----------------------------------

Overview
Net income for Park Cities experienced strong growth increasing to $2.3 million from $1.7 million, an increase of $602 thousand or 34.5% for the nine months ended September 30, 1996 versus the same time period in 1995. This resulted in a 1.43% and 1.25% return on assets and 18.79% and 17.18% return on equity for the nine months ended September 30, 1996 and 1995, respectively. The growth was primarily from an increase in net interest income due to growth in low cost deposits and loans, as well as tight expense control.

Net Interest Margin
Net interest income grew to $6.4 million from $5.5 million, an increase of $881 thousand or 15.9% for the nine months ended September 30, 1996 versus the same period in 1995. This resulted in a net interest margin of 4.22% versus 4.30% for the nine months ended September 30, 1996 versus 1995, respectively.

The growth was primarily attributable to interest income increasing to $10.4 million from $9.0 million for the nine months ended September 30, 1996 and 1995, respectively, due primarily to robust earning asset growth. Average interest-earning assets increased to $202.6 million from $171.6 million, an increase of $31.0 million or 18.1% for the nine months ended September 30, 1996 and 1995, respectively. Partially offsetting the increase in interest income was interest expense of $4.0 million for the nine months ended 1996 compared to $3.5 million for the same period in 1995. Average deposits and borrowed funds increased to $201.7 million from $171.7 million for the nine months ended September 30, 1996 and 1995, respectively. A large portion of the increase occurred in time deposits due to the local school district deposits. In addition, $1.3 million of subordinated convertible notes were bought back by Park Cities at the end of 1995.

Noninterest Income
Noninterest income increased to $736 thousand from $706 thousand for the nine months ended September 30, 1996 and 1995, respectively. The increase was due to additional activity in deposit accounts.

Noninterest Expenses
Noninterest expense decreased by $44 thousand to $3.5 million for the nine months ended September 30, 1996. The primary reason for the lower expenses was a $175 thousand decrease in regulatory assessment and a $23 thousand drop in advertising and business promotion. Partially offsetting the decrease was a $54 thousand increase in rent and a $127 thousand increase in salaries and benefits.


                                                              Page ____ of ____.

Liquidity and Interest Sensitivity
----------------------------------

         One of Park Cities' primary objectives is maintaining a sufficient level of liquid earning assets. Sustaining adequate liquidity requires a bank to ensure the availability of funds to satisfy reserve requirements, loan demand, deposit withdrawals and maturing liabilities, while funding asset growth and producing appropriate earnings.

         Park Cities' asset growth is typically funded by increases in undivided profits and expansion of the deposit base of FNB Park Cities. For 1995, Park Cities experienced an approximate $2.0 million decrease in cash and cash equivalents. Operating activities, boosted by net income for 1995 of $2.3 million, produced a net cash increase of $2.3 million. Investing activities used net cash of $5.7 million with loan originations exceeding loan principal collections by $8.3 million, evidencing strong loan demand. Additionally, federal funds sold (not considered a cash-equivalent) increased $13.0 million. Offsetting this net cash outflow was a net cash inflow of $16.0 million relating to FNB Park Cities securities portfolio. A net increase in the deposit base of $4.8 million offset by a $2.0 million reduction in repurchase agreements and the use of $1.4 million to redeem the convertible subordinated notes resulted in net cash provided in financing activities of $1.3 million.

         A reciprocal measure of Park Cities' liquidity is the loans-to-deposits ratio of FNB Park Cities. At December 31, 1995 and 1994, the ratios were 36.6% and 33.3%, respectively. FNB Park Cities' liquid assets, composed of securities, federal funds sold, and cash and due from banks, totaled 69.2% of total deposits at December 31, 1995, down from 73.2% a year earlier, but still highly liquid. For the nine months ending September 30, 1996 and 1995 FNB Park Cities' loans-to-deposits ratio were 40.6% and 43.4%, respectively. At September 30, 1996, liquid assets totaled 67.1% of total deposits at FNB Park Cities.

Securities Portfolio
--------------------

         Park Cities' securities portfolio was $100.1 million at September 30, 1996 and comprised 48.5% of total assets. Park Cities manages its securities portfolio conservatively and uses it to enhance its net interest margin, which is why the majority of the portfolio is classified as held to maturity. The aggregate portfolio has a short maturity with a weighted average life of 3.6 years and a duration of 2.6 years. The held to maturity portfolio was $57.7 million or 57.6% of the total securities portfolio at September 30, 1996 and was yielding 6.04% with a weighted average life of 5.0 years and a duration of 3.5 years. The available for sale portfolio was $42.4 million with a 1.6 year weighted average life and a 1.5 year duration and was yielding 6.11%.

Loan Portfolio
--------------

         FNB Park Cities's loan portfolio was $76.0 million at September 30, 1996, an increase of $6.1 million or 8.7% from the same period last year. The increase occurred in all segments of the portfolio and was a result of a healthy Dallas economy, growth within the customer base and market disruption from reorganizations and consolidations involving large out of state banks.


                                                              Page ____ of ____.

         Real estate loans, by design, are the largest segment of the loan portfolio. Total real estate loans were $52.0 million and comprised 68.4% of the total portfolio at September 30, 1996. The largest component of the loan portfolio is residential loans with first liens which comprised $35.2 million or 46.3% of the aggregate portfolio. FNB Park Cities typically makes residential loans as jumbo mortgages, due to the high median house cost with a maximum of 75% loan to value. These loans are adjustable rate or miniperm loans usually with a three year term. Commercial real estate loans were increased significantly to $9.2 million compared to $6.9 million, an increase of $2.2 million or 32.0% at September 30, 1996 and 1995, respectively. The other components of real estate loans were a much smaller portion of the portfolio. At September 30, 1996, FNB Park Cities had residential loans with a second lien of $3.2 million, multifamily loans of $1.3 million, construction and land development loans of $2.8 million and real estate secured by farm land of $269 thousand.

         The remainder of the loan portfolio has experienced strong growth. Commercial and industrial loans were $15.5 million at September 30, 1996 and made up 20.4% of the portfolio. C&I loans grew $536 thousand or 3.6% from the comparable period in 1995. Consumer loans, which consist of automobile loans, boat loans and other personal loans, grew to $8.4 million from $7.1 million, an increase of $1.3 million or 17.6% from September 30, 1996 to September 30, 1995, respectively.

         The following table presents the composition of the loan portfolio at September 30, 1996 and 1995, and at the end of each of the last five years.

                                           September 30                                  December 31
                                        ------------------        ------------------------------------------------------------

                                         1996         1995        1995          1994        1993         1992         1991
                                         ----         ----        ----          ----        ----         ----         ----
                                                                          (In thousands)
Real estate loans:
  Construction and land development      $ 2,831     $ 2,476       $ 2,266      $ 1,576     $ 2,103      $ 2,673       $ 1,600
  Secured by farmland                        269         130           125           86         101          160             -
  Residential-secured by first lien       35,192      32,395        33,440       30,441      28,335       26,313        26,559
  Residential-secured by junior lien       3,248       3,145         3,532        2,351       1,744        2,748         2,665
  Multifamily                              1,262       2,156         2,135        1,651       1,580        1,405         1,050
  Nonfarm nonresidential properties        9,153       6,936         7,753        7,304       6,540        3,959         5,074
                                         -------     -------       -------      -------     -------      -------       -------
Total real estate loans                   51,955      47,238        49,251       43,409      40,403       37,258        36,948
Commercial and industrial                 15,516      14,980        14,174       11,630      11,669       10,269         6,885
Consumer loans                             8,393       7,138         7,773        7,853       8,019        6,322         7,699
Other                                        109         512           153           81          52           27            88
                                         -------     -------      --------      -------     -------    ---------      --------
Total loans                              $75,973     $69,868      $ 71,351      $62,973     $60,143      $53,876      $ 51,620
                                         =======     =======      ========      =======     =======      =======      ========

Deposit Composition
-------------------

         FNB Park Cities' deposit base has demonstrated strong growth in balances and number of accounts. This growth has been primarily as a result of customer referral, community involvement by the Bank and market growth, as FNB Park Cities does not advertise for deposits.

         FNB Park Cities's deposits were $187.2 million at September 30, 1996 compared to $161.0 million at September 30, 1995, an increase of $26.2 million or $16.3%. Demand deposits were the largest segment of deposits comprising $56.7 million at September 30, 1996 or 30.3% of total deposits. Demand deposit accounts increased $12.7 million or 28.9% from September 30, 1996 versus the same period in 1995. Certificates of deposit larger than $100


                                                              Page ____ of ____.

thousand increased to $41.6 million at September 30, 1996, an increase of $13.6 million or 48.8%. Most of the increase in certificates of deposit was from deposits by the local school districts.

         The following table presents the composition of total deposits at September 30, 1996 and 1995 and at the end of the last five years.

                                           September 30                               December 31
                                       -------------------       ----------------------------------------------------------

                                      1996          1995         1995        1994         1993         1992        1991
                                      ----          ----         ----        ----         ----         ----        ----
                                                                                     (In thousands)

Demand deposits                       $ 56,676     $ 43,984     $ 54,163    $ 53,742     $ 37,891     $ 35,843     $ 22,853

Interest-bearing demand deposits        26,452       26,103       27,412      26,047       27,428       23,584       20,093

Money market deposits                   37,858       39,422       43,093      46,421       38,868       34,951       35,467

Savings deposits                         4,847        5,092        4,946       5,723        6,379        6,077        3,060

Time deposits less than $100,000        19,762       18,413       19,962      18,979       19,661       22,081       27,996

Time deposits greater than $100,000     41,602       27,965       45,459      39,367       22,253       29,536       43,272
                                      --------     --------     --------    --------     --------     --------     --------


Total deposits                        $187,197     $160,979     $195,035    $190,279     $152,480     $152,072     $152,741
                                      ========     ========     ========    ========     ========     ========     ========

         FNB Park Cities had over 13,600 deposit accounts at September 30, 1996, of which almost 10,000 accounts were checking accounts. Accounts increased by almost 1,000 from September 30, 1995 or 7.4%. Almost all new accounts were in core deposits with only 55 new accounts in certificates of deposit.

Capital Adequacy
----------------

         Park Cities and FNB Park Cities are required to maintain adequate levels of capital. The Federal Reserve Board's guidelines classify capital into two tiers, referred to as Tier 1 and Tier 2. Tier 1 capital consists of common and qualifying preferred shareholders' equity less goodwill. Tier 2 capital consists of mandatory convertible debt, preferred stock not qualifying as Tier 1 capital, qualifying subordinated debt and the allowance for loan losses up to 1.25% for risk-weighted assets. The minimum ratio for the sum of Tier 1 and Tier 2 is 8.0%, at least one-half of which should be in the form of Tier 1 capital. At September 30, 1996, core capital (Tier 1) and total capital (Tier 1 and Tier
2) of Park Cities as a percentage of risk-weighted assets was 25.3% and 26.5%, respectively. At September 30, 1996, FNB Park Cities had core capital of 24.9% and total capital of 26.1% as a percentage of risk-weighted assets.

         In addition to the foregoing ratios, bank holding companies are required to maintain a minimum ratio of core capital to total assets (hereinafter referred to at the "Leverage Ratio") of at least 4.0%. At September 30, 1996, Park Cities' Leverage Ratio was 8.6%. A similar leverage ratio applicable to FNB Park Cities has been adopted by the FDIC. At September 30, 1996, FNB Park Cities' ratio was 8.5%.

         At September 30, 1996, neither Park Cities nor FNB Park Cities had any material commitments for any capital expenditures.

                                                              Page ____ of ____.

         The following table summarizes Park Cities's capital ratios and amounts at September 30, 1996 and 1995 and for each of the last five years.

                                      September 30,                                      December 31,
                                    ------------------         ------------------------------------------------------------

                                    1996          1995         1995          1994          1993          1992          1991
                                    ----          ----         ----          ----          ----          ----          ----
                                                                     (Dollars in thousands)

Total shareholders' equity          $ 17,843     $ 14,748      $ 15,526      $ 12,260      $ 11,265      $  9,440     $   7,985

Goodwill and other intangibles             -            -             -             -             -             -             -

Total Tier I capital                  17,816       14,825        15,405        13,079        11,265         9,440         7,985

Total Tier II capital                    876        2,114           835         2,118         2,056         2,100         1,848
                                    --------      -------      --------      --------      --------      --------     ---------

Total qualifying capital            $ 18,692      $16,939      $ 16,240      $ 15,197      $ 13,321      $ 11,540     $   9,833

Risk-adjusted assets                $ 70,488      $63,089      $ 70,405      $ 63,467      $ 54,464      $ 48,648      $ 48,203


Ratios:

Tier I capital ratio                  25.28%       23.50%        21.88%        20.61%        20.68%        19.40%        16.57%

Total capital ratio                   26.52%       26.85%        23.07%        23.94%        24.46%        23.72%        20.40%

Total leverage ratio                   8.64%        8.32%         7.27%         6.31%         6.73%         5.75%         4.89%

Nonperforming Assets
--------------------

         FNB Park Cities uses conservative underwriting standards and has a low level of nonperforming loans and no other real estate owned. The bank had only two nonperforming assets at September 30, 1996, totaling $43,230, one of which was paid off in October 1996.

Loan Loss Reserve Methodology
-----------------------------

         FNB Park Cities' loan loss reserve methodology is conservative and reviews a number of factors including loan concentration, loan grading and historical loss averages to calculate the loan loss reserve. Specific grades are attached to the principal amount of loans outstanding in each category. Other assets especially mentioned ("OAEM") are assigned a 2.50% loan loss reserve and any loan rated substandard, doubtful or loss are assigned a specific reserve. In addition, a loan migration schedule is used to assign a loan loss reserve to the respective category.

Loan Loss Reserve Reconciliation
--------------------------------

         The following table summarizes the changes in the reserve for possible loan losses as of September 30, 1996 and 1995 and for each of the last five years.

                                             For the Nine Months                          For the Year Ended
                                             Ended September 30                               December 31
                                             ------------------      -----------------------------------------------------------
                                             1996          1995          1995        1994         1993         1992         1991
                                             ----          ----          ----        ----         ----         ----         ----
Balance at beginning of period              $   835        $   794     $    794     $    823    $    725     $    856     $    858
Provision charged to (benefiting) operations     40             10           10          (90)          -           60          204
Losses charged to reserve                        (2)            (3)          (3)          (4)        (64)        (274)        (280)
Recoveries on loans charged-off                   3             31           34           65         162           83           74
                                            -------        -------     --------     --------    --------     --------     --------
Net (charge-offs) recoveries                      1             28           31           61          98         (191)        (206)
                                            -------        -------     --------     --------    --------     --------     --------
Balance at end of period                    $   876        $   832     $    835     $    794    $    823     $    725     $    856
                                            =======       ========    =========     ========    ========     ========     ========

                                                              Page ____ of ____.

                                   PARK CITIES
                                   -----------
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                   -------------------------------------------
                      (In Thousands, Except Per Share Data)

         The following table sets forth certain selected historical consolidated financial data for Park Cities. The selected data presented below under the captions "Results of Operations" and "Balance Sheet (Period End)" for, and as of the end of, each of the years in the five year period ended December 31, 1995, are derived from the consolidated financial statements of the Company, which financial statements have been audited by Coopers & Lybrand L.L.P., independent certified public accountants. The following selected interim consolidated financial information for the Company and its subsidiaries as of and for the nine months ended September 30, 1996 and 1995 has been derived from unaudited consolidated financial statements which, in the opinion of management, reflect all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation. The results of operations for such nine month periods are not necessarily indicative of the results which may be expected for any other interim period or for the full year.

                                As of and for the
                                   Nine Months
                                      Ended                                       As of and for the Year
                                   September 30                                      Ended December 31
                            -------------------------      --------------------------------------------------------------------

                              1996            1995           1995       1994         1993              1992              1991
                              ----            ----           ----       ----         ----              ----              ----
                                                       (Dollars in thousands except per share amounts)

Results of Operation

Interest income             $ 10,382        $  8,997       $12,123      $  9,469     $   8,774         $10,044           $11,722

Interest expense               3,974           3,470         4,591         3,263         3,156           4,378             6,830
                            --------        --------       -------      --------     ---------         -------           -------

Net interest income            6,408           5,527         7,532         6,206         5,618           5,666             4,892

Provision for
possible loan losses              40              10            10          (90)            -               60               204

Noninterest income               736             706           921           871         1,222           1,196             1,074

Noninterest expense            3,521           3,566         4,920         4,404         4,152           4,055             3,680
                            --------        --------       -------      --------     ---------         -------           -------

Income before
income taxes                   3,583           2,657         3,523         2,763         2,688           2,747             2,082

Income taxes                   1,237             913         1,215           948           876             938               734
                            --------        --------       -------      --------     ---------          ------           -------

Net income                     2,346           1,744         2,308         1,815         1,812           1,809             1,348
                            ========        ========       =======      ========     =========          ======           =======

Net income per share        $   2.21        $   1.67       $  2.20      $   1.78     $    1.79         $  1.83           $  1.28

Balance Sheet
(Period End):

Securities                  $100,091        $ 83,159       $ 83,673     $ 98,032     $  75,771         $ 65,808          $ 72,568

Loans                         75,973          69,868         71,351       62,973        60,143           53,876            51,620

Reserve for possible
loan losses                      876             832            835          794           824              725               856


Total assets                 206,269         178,293        211,912      207,181       167,287          164,035           163,144


                                                              Page ____ of ____.

                                As of and for the
                                   Nine Months
                                      Ended                                       As of and for the Year
                                   September 30                                      Ended December 31
                            -------------------------      --------------------------------------------------------------------

                              1996            1995           1995       1994         1993              1992              1991
                              ----            ----           ----       ----         ----              ----              ----
                                                       (Dollars in thousands except per share amounts)

Demand deposits              120,986         109,509        124,668      126,210     104,187           94,378            78,413

Total deposits               187,197         160,979        195,035      190,279     152,480          152,072           152,741

Convertible subordinated
notes                          -               1,325              -        1,325       1,375            1,375             1,125

Total shareholders' equity    17,843          14,748         15,526       12,260      11,265            9,440             7,985



Selected Financial
Ratios:

Return on average assets       1.43%           1.25%          1.24%        1.08%       1.16%            1.19%             0.92%

Return on average
shareholders' equity          18.79           17.18           16.68        15.34       17.62            20.85             16.36

Net interest margin            4.22            4.30            4.38         4.01        3.92             4.01              3.55

Efficiency ratio              49.29           57.21           58.19        62.23       60.69            59.10             61.68

Net charge-offs
to average loans              (0.00)          (0.02)         (0.05)       (0.10)      (0.17)             0.36              0.40

Average shareholders'
equity to assets               7.59            7.27            7.42         7.03        6.60             5.70              5.60

Nonperforming assets
to loans + OREO                0.06            0.30            0.09         0.29        0.86             1.42              1.62

Allowance for possible
loan losses to total loans     1.15            1.19            1.17         1.26        1.37             1.35              1.66


Allowance for possible
loan losses to
nonperforming loans          2,037.2          390.6         1,284.6        441.1       160.0             94.9             113.5


                                                              Page ____ of ____.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           OF PARK CITIES COMMON STOCK
                           ---------------------------

         The following table presents the name and address, amount and nature of beneficial ownership, and percent of class held by all persons known to BOK Financial to be the beneficial owner of 5% or more of the shares of Park Cities Common Stock, as of October 1, 1996.

                                   Amount & Nature of         Percent of
Name of Beneficial Owner          Beneficial Ownership       Common Stock
------------------------          --------------------       ------------
Tom E. Turner
3120 Princeton
Dallas, Texas                            133,363/1//                12.9
                                                 -
C. Thomas Abbott
4206 Fairfax
Dallas, Texas                             94,626/2//                 9.6
                                                 -

John C. Vogt
P.O. Box 543165
Dallas, Texas                             56,593/3//                 6.1
                                                 -

C. Huston Bell
2911 Turtle Creek Blvd.
Suite 500
Dallas, Texas                             91,278/4//                 9.9
                                                 -


/1//  Includes options to purchase 115,974 shares which must be exercised in
 -
      connection with the Merger.

/2//  Includes options to purchase 68,054 shares which must be exercised in
 -
      connection with the Merger.

/3//  Includes options to purchase 1,784 shares which must be exercised in
 -
      connection with the Merger.

/4//  Includes options to purchase 1,055 shares which must be exercised in
 -
      connection with the Merger and 89,902 shares owned by Belmont Equities, Inc. of which Mr. Bell is a principal.

                                                              Page ____ of ____.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           IN PARK CITIES COMMON STOCK
                           ---------------------------

         The following table presents the beneficial ownership of all Park Cities directors and of all Park Cities directors and executive officers as a group in Park Cities Common Stock as of November 1, 1996.

                                      Amount & Nature of        Percent of
Name of Beneficial Owner             Beneficial Ownership      Common Stock
------------------------             --------------------      ------------
Tom E. Turner                               133,363/1/               12.9
                                                    -

C. Thomas Abbott                             94,626/2/                9.6
                                                    -

Charles A. Angel, Jr.                        32,649/3/                3.5
                                                    -

Webber W. Beall, Jr.                         23,037                   2.5

C. Huston Bell                               91,278/4/                9.9
                                                    -

Ben R. Briggs                                15,473                   1.7

R. Neal Bright                               16,463/5/                1.8
                                                    -

Edward F. Doran                              15,571/6/                1.7
                                                    -

James J. Ellis                                9,332/7/                1.0
                                                    -

R. William Gribble, Jr.                      21,528/8/                2.3
                                                    -

J.T. Hairston, Jr.                            6,699/9/                0.7
                                                    -

Donald J. Malouf                             18,671/10/               2.0
                                                    --

Michael A. McBee                             24,589/11/               2.7
                                                    --

Mrs. Jere W. Thompson                        33,472/12/               3.6
                                                    --

John C. Vogt                                 56,593/13/               6.1
                                                    --

Edward O. Boshell, Jr.                       31,891                   3.5

Jon L. Mosle, Jr.                            13,847/14/               1.5
                                                    --

Jane Colesar                                 20,790/15/               2.2
                                                    --

James G. Storey                              19,186/16/               2.0
                                                    --

All Directors and Executive Officers        679,058                  57.8
as a Group (19 Persons)

                                                              Page ____ of ____.

1/ Includes options to purchase 115,974 shares which must be exercised in connection with the Merger.

2/ Includes options to purchase 68,054 shares which must be exercised in connection with the Merger.

3/ Includes options to purchase 18,755 shares which must be exercised in connection with the Merger.

4/ Includes options to purchase 1,055 shares which must be exercised in connection with the Merger and 89,902 shares owned by Belmont Equities, Inc. of which Mr. Bell is a principal.

5/ Includes options to purchase 1,093 shares which must be exercised in connection with the Merger and 3,659 shares owned by Mrs. Bright.

6/ Includes options to purchase 1,078 shares which must be exercised in connection with the Merger.

7/ Includes options to purchase 548 shares which must be exercised in connection with the Merger.

8/ Includes options to purchase 2,042 shares which must be exercised in connection with the Merger.

9/ Includes options to purchase 1,385 shares which must be exercised in connection with the Merger.

10/ Includes options to purchase 958 shares which must be exercised in connection with the Merger and 5,314 shares owned by MLJKC Employees Retirement Plan of which Mr. Malouf is a principal.

11/ Includes options to purchase 1,829 shares which must be exercised in connection with the Merger.

12/ Includes options to purchase 1,587 shares which must be exercised in connection with the Merger and 31,532 shares owned by The Williamsburg Corporation of which Mrs. Thompson's husband is a principal.

13/ Includes options to purchase 1,784 shares which must be exercised in connection with the Merger and 8,052 shares owned by John C. Vogt Keogh Plan and 2,826 shares owned by Mr. Vogt's children's trusts.

14/ Includes 5,635 shares owned by Mrs. Mosle and 7,320 shares owned by Paine
    Webber Custodian fbo Jon L. Mosle, Jr. IRA RLVR.

15/ Includes options to purchase 19,788 shares which must be exercised in connection with the Merger.

16/ Includes options to purchase 18,016 shares which must be exercised in connection with the Merger.

                                                              Page ____ of ____.

                     COMPENSATION OF PARK CITIES EXECUTIVES
                     --------------------------------------

         Park Cities has not paid and does not currently propose to pay any of its officers or directors. All of such individuals serve as officers and/or directors of FNB Park Cities and are remunerated in such capacities as set forth below. The Following table shows, on an accrual basis, all direct remuneration paid by FNB Park Cities for the year ended December 31, 1995 to all executive officers of Park Cities as a group.

          Name of Individual
             or Number of                           Capacities in                     Aggregate Direct
           Persons in Group                         Which Served                     Remuneration (1)(2)
----------------------------------------------------------------------------------------------------------------
Tom E. Turner (3)                        Chairman of the Board                          $305,396
                                         and Chief Executive
                                         Officer

C. Thomas Abbott                         President                                      $197,720

Charles A. Angel, Jr.                    Vice Chairman                                  $115,268

James G. Storey                          Executive Vice President                       $102,704
                                         and Auditor

Jane Colesar                             Executive Vice President                       $ 99,792
                                         and Chief Financial
                                         Officer

all executive officers as a                                                             $820,880
group (5 persons)


(1) Included in this column are cash salaries and bonuses paid for services rendered during the fiscal year, automobile allowances, directors' fees and FNB Park Cities' matching contributions to the Profit Sharing Plan.

(2) Does not include any amount for the personal benefits obtained from the use of cars and club memberships. The total value of such benefits did not exceed the lesser of $25,000 or 10% of the cash compensation reported above for any of the executive officers of FNB Park Cities. The aggregate value of such benefits averaged under $25,000 and is less than 10% of compensation reported in the compensation table for executive officers as a group.

(3) Mr. Turner has also entered into a deferred compensation plan with FNB Park Cities. See "Deferred Compensation" below.

         Each director of FNB Park Cities receives $8,400 per year for serving on the Board of Directors. The fee is paid $700 per month at each regular meeting, but is not based on attendance. Directors who are not officers also receive stock options for attendance at Board meetings. See "Compensation Pursuant to Plans" below.

                                                              Page ____ of ____.

Deferred Compensation
---------------------

         In January 1986, the Board of Directors of FNB Park Cities and Mr. Turner entered into an agreement to provide Mr. Turner with post-retirement or post-death benefits in the event his employment is terminated for any reason other than dishonesty. Under the agreement, if Mr. Turner dies during his employment prior to attaining the age of 65, his beneficiaries will receive total benefits of $940,000, payable in monthly installments. Upon Mr. Turner's attaining the age of 65 while still employed by FNB Park Cities, and during his retirement thereafter, FNB Park Cities will pay Mr. Turner a retirement benefit of $94,000 per year, payable in equal monthly installments, for ten years. In the event Mr. Turner's employment is terminated for any reason, other than dishonesty, prior to attaining the age of 65, he will be entitled to receive monthly benefits based upon his salary during the preceding 36 months, subject to certain conditions, for 24 months following his termination.

Compensation Pursuant to Plans
------------------------------

         Park Cities maintains a Nonqualified Stock Option Plan (the "Option Plan"). The purpose of the Option Plan is to assist Park Cities and FNB Park Cities in attracting and retaining employees, directors and advisory directors, by providing them with ownership interests in Park Cities and, as described below, to provide a form of compensation for persons serving as outside directors and advisory directors of Park Cities and FNB Park Cities.

          Under the Option Plan, 354,312 shares of Park Cities' common stock are reserved for issuance. As of October 31, 1996, there were outstanding options to purchase 271,686 shares of common stock. The Plan is interpreted and administered by the Board of Directors. All employees, directors and advisory directors of FNB Park Cities are eligible to participate in the Option Plan. Subject to limitations contained in the Option Plan, the Board of Directors has complete discretion to fix the terms and number of options to be granted and the employees who will receive options. All options granted under the Option Plan become exercisable in the amounts and at the intervals specified by the Board of Directors at the time of grant.

          Under the Option Plan, the Board of Directors in 1988 approved the grant of options ("Directors Options") to FNB Park Cities' outside directors and advisory directors to provide such directors with ownership interests in Park Cities as an incentive to retain their services, Under this plan, a number of shares of common stock are to be reserved during each calendar year for possible issuance. With respect to each monthly meeting of the Board of Directors, a pool of shares of common stock is established in an amount equal to the number of directors and advisory directors times 17.7. Each outside director and advisory director who attends that meeting will receive options to purchase a number of shares equal to the whole number given by dividing the total number of shares available in the pool by the number of eligible directors who attend the meeting. The exercise price of such options will be equal to the market value of the underlying common stock on the date of the grant of the options. All such options will be immediately exercisable in full and will expire ten years from the date of grant; provided

                                                              Page ____ of ____.

that, if a director ceases to be a director for any reason, his options will expire one year from the date of termination.

Profit Sharing Plan
-------------------

         On January 1, 1993, FNB Park Cities implemented a voluntary 401(k) Profit Sharing Plan. Generally, employees may voluntarily contribute up to 15% of their pre-tax salary to the plan. FNB Park Cities has elected to make discretionary matching contributions equal to a percentage of the employee's contribution. The percentage match is determined by FNB Park Cities each year and was 50% up to 4% of each employee's salary during 1993, 1994 and 1995. Employees vest in the plan ratably over five years after one year of service. The charge to expense in connection with FNB Park Cities' matching contributions was $49,178, $47,333 and $37,000 for the years ended December 31, 1995, 1994 and
1993, respectively.

  INTEREST OF PARK CITIES DIRECTORS AND OFFICERS IN THE MERGER
  ------------------------------------------------------------

         Upon consummation of the Merger, Messrs. Turner, Abbott, and Angel will enter into employment agreements with FNB Park Cities. Under the employment agreements Messrs. Turner, Abbott, and Angel will be employed by FNB Park Cities for a period of three years in their existing positions at approximately their existing compensation levels. In addition, pursuant to the employment agreements, Messrs. Turner, Abbott, and Angel will agree not to compete with FNB Park Cities for a period of two years following termination of employment during which period each will be compensated at reduced levels.

                        DESCRIPTION OF BOKF CAPITAL STOCK
                        ---------------------------------

BOKF COMMON STOCK
-----------------

General
-------

         The following is a general summary of certain provisions of the BOKF Common Stock, and is qualified in its entirety by reference to the Certificate of Incorporation of BOK Financial.

         Under its Certificate of Incorporation, BOK Financial is authorized to issue 2,500,000,000 shares of Common Stock, $0.00006 par value. The issued and outstanding shares of Common Stock are offered hereby fully paid and nonassessable. At September 30, 1996, 20,488,254 shares of BOKF Common Stock were issued and outstanding.

Dividend Rights
---------------

         Holders of BOKF Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefore. There is no assurance that BOK Financial will be able to pay dividends on the BOKF Common Stock and no dividends are

                                                              Page ____ of ____.

currently anticipated. No BOKF Common Stock dividends can be paid unless all accrued dividends on BOKF Preferred Stock have been paid.

Liquidation Rights
------------------

         In the event of the voluntary or involuntary dissolution, liquidation or winding-up of BOK Financial, holders of BOKF Common Stock are entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors, holders of any outstanding preferred stock and any series of BOKF Common Stock with preference rights, all of the remaining assets of BOK Financial available for distribution.

Voting Rights
-------------

         Holders of shares of outstanding BOKF Common Stock are entitled to one vote for each share at the election of directors and on any question arising at any shareholders' meeting. Holders of BOKF Common Stock do not have cumulative voting rights.

Preemptive Rights
-----------------

         The holders of BOKF Common Stock are not entitled to preemptive rights.

Transfer Agent
--------------

         Bank of Oklahoma, National Association is the transfer agent for BOKF Common Stock.

                              BOKF PREFERRED STOCK
                              --------------------

General
-------

         The following is a general summary of certain provisions of the BOKF Series A Preferred Stock ("Series A Preferred Stock") and is qualified in its entirety by reference to the Certificate of Incorporation of BOK Financial.

         Under its Certificate of Incorporation, BOK Financial is authorized to issue 1,000,000,000 shares of preferred stock, $0.00005 par value. The Board of Directors of BOK Financial is authorized to issue preferred stock in series and to fix the particular designation, powers, preferences, rights (including dividends, voting rights and liquidation preferences), qualifications and restrictions.

         The preferred stock of BOK Financial presently consists of a single series of 300,000,000 shares of Series A Preferred Stock, $0.00005 par value. As of April 1, 1994, 250,000,000 shares of Series A Preferred Stock were outstanding. Kaiser owns 249,490,880 shares of the Series A Preferred Stock and three employees of affiliates of Kaiser owns 509,120 shares.

                                                              Page ____ of ____.

         The Series A Preferred Stock has no voting rights under the Certificate of Incorporation, and under Oklahoma corporate law would only have the right to vote in the event of a proposed Amendment of the Certificate of Incorporation which would alter or change the special rights and preferences of the Series A Preferred Stock, or change the par value, or increase or decrease the number of authorized shares.

Dividend Rights
---------------

         Each share of Series A Preferred Stock entitles the holder thereof to cumulative cash dividends at the annual rate of ten percent (10%) of the $0.06 liquidation preference value per share, when and as declared by the Board of Directors of BOK Financial, payable on the first day of January, April, July, and October. In the event BOK Financial cannot pay cash dividends by reason of applicable federal banking regulations, the Board of Directors may, in lieu of paying cash dividends, pay dividends by issuing Common Stock having an aggregate market value, based on an average over the prior quarter, equal to the dividend amount. If all accrued dividends on the Series A Preferred Stock have not been paid, no dividends will be paid on BOKF Common Stock.

Redemption Rights
-----------------

         Any shares of Series A Preferred Stock may be redeemed at the option of BOK Financial at any time, so long as (i) the redemption will be in compliance with all regulatory requirements, and (ii) all dividends accrued on the shares to be redeemed are paid in full. The redemption price per share is equal to the $0.06 liquidation preference value, plus all accrued and unpaid dividends. In the event BOK Financial shall give notice of redemption of any Series A Preferred Stock, then the holder of such Series A Preferred Stock may elect to convert the same to BOKF Common Stock pursuant to the Conversion Rights described below. In the event of the redemption of only a portion of the Series A Preferred Stock then outstanding, the shares to be redeemed shall be selected pro rata, by lot, or by any other method that the Board of Directors of BOK Financial may determine.

Liquidation Rights
------------------

         Upon the voluntary or involuntary dissolution, liquidation, or winding-up of BOK Financial, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to priority of payment out of the assets of BOK Financial, whether representing capital or surplus, in the amount of $0.06 per share, together with all dividends thereon accumulated and unpaid at such time, whether or not earned or declared, before any amount shall be paid to the holders of any shares of the BOKF Common Stock or of any other class or series of stock of BOK Financial junior to Series A Preferred Stock upon liquidation. The Series A Preferred Stock will be superior to the rights of any other series of preferred stock that BOK Financial may hereafter lawfully establish with rights in dissolution, liquidation or winding up. The entire consideration paid for the Series A Preferred Stock, in the amount of $0.06 per share, is allocated to capital and such capital may not be reduced below the liquidation preference value of the Series A Preferred Stock, which is also $0.06 per share.

                                                              Page ____ of ____.

Sinking Fund Provisions
-----------------------

         No sinking fund is provided for the redemption or purchase of shares of BOKF Series A Preferred Stock.

Conversion Rights
-----------------

         Any share of Series A Preferred Stock may be converted to BOKF Common Stock after December 31, 1994 at any time, at the option of the holder, at a ratio of 1.1215 share of BOKF Common Stock for each 100 shares of Series A Preferred Stock. BOK Financial may elect to convert all or part of the Series A Preferred Stock into BOKF Common Stock, on a 1.1215 for each 100 shares basis, if BOK Financial shall fail to meet the published minimum risk-based capital ratios applicable to BOK Financial for a period of eight consecutive calendar quarters. Appropriate adjustments in the conversion ratios will be made in the event of a subdivision (by stock split, stock dividend, recapitalization or otherwise) or combination (by reverse stock split or otherwise) of shares of BOKF Common Stock. The conversion ratios set forth above reflect the November 18, 1993, November 17, 1994, November 17, 1995, and November 18, 1996, 3% BOKF
Common Stock dividends which were paid in kind by the issuance of BOKF Common Stock.

Voting Rights
-------------

         Holders of Series A Preferred Stock have no voting rights except as otherwise provided by Oklahoma corporate law.

Preemption Rights
-----------------

         No shares of Series A Preferred Stock shall have any rights of preemption.

Transfer Agent
--------------

         Bank of Oklahoma, National Association is the transfer agent for the Series A Preferred Stock.

                                 INDEMNIFICATION
                                 ---------------

         The Oklahoma Business Corporation Act and Article VI of the Bylaws of BOK Financial provide BOK Financial with broad powers and authority to indemnify its directors and officers and the directors and officers of its subsidiaries and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, BOK Financial has purchased insurance against certain costs of indemnification of its officers and directors.

         Insofar as indemnification for liabilities arises under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by BOKF of expenses incurred

                                                              Page ____ of ____.

or paid by a director, officer or controlling person of BOKF in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, BOKF will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  LEGAL OPINION
                                  -------------

         Frederic Dorwart, Esquire, Tulsa, Oklahoma, has rendered an opinion to BOK Financial (which is filed as an exhibit to the Registration Statement of which this Prospectus is a part) to the effect that the BOKF Notes offered hereby are validly issued, fully paid, and nonassessable. Mr. Dorwart is secretary of BOK Financial, BOKFSub and BOk.

                                     EXPERTS
                                     -------

         The consolidated financial statements of BOK Financial Corporation incorporated by reference in BOK Financial Corporation's Annual Report (Form 10-
K) for the years ended December 31, 1995, 1994 and 1993 have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

         The consolidated financial statements of Park Cities Bancshares, Inc. for the years ended December 31, 1995, 1994 and 1993 have been audited by Coopers & Lybrand, L.L.P., as set forth in their report therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                             ADDITIONAL INFORMATION
                             ----------------------

         BOK Financial has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement on Form S-4 (of which this Prospectus is a part) under the Securities Act of 1933, as amended, with respect to the BOKF Financial Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information concerning BOK Financial and the BOKF Common Stock offered hereby, reference is made to the Registration Statement, and to the exhibits and schedules thereto and the financial statements filed as a part thereof which may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of which may be obtained from the Commission upon payment of the prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance such statements are qualified in their entirety by reference to the copy of such contract or other document filed as an exhibit to the Registration Statement.

                                                              Page ____ of ____.

                                    EXHIBIT A

                                 PROMISSORY NOTE
                                 ---------------

  Amount                          Dallas, Texas                      Date
----------                                                         ---------

         FOR VALUE RECEIVED, the undersigned, BOK Financial Corporation, an Oklahoma corporation ("Maker"), hereby promises to pay to the order of
                       -----
_________________ ("Holder"), at the address of Holder set forth on the signature page hereof, or at such other address given to Maker by Holder, the principal sum of ($______________), together with interest, as hereinafter described.

         This Note has been executed and delivered in connection with that certain Agreement and Plan of Merger (the "Merger Agreement"), dated
                                           ----------------
______________, by and among Maker, BOKF Merger Corporation Number Five, a Texas corporation, and Park Cities Bancshares, Inc., a Texas corporation, and represents all or a portion of the Merger Consideration (as defined in the Merger Agreement) due to Holder.

         This Note has been issued under an Indenture dated as of __________, 199_, ("Indenture") between the Maker and _________________, as trustee ("Trustee"). The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and Holder is referred to the Indenture and the Trust Indenture Act for a statement of such terms. This Note is an unsecured general obligation of Maker.

         Maker will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to BOKF Financial Corporation, P.O. Box 2300, Tulsa, Oklahoma, 74103-5010 Attn: ______________. ]

         Section 1.  Interest and Payment.
         --------------------------------

         (a) Prior to the occurrence of a default (hereinafter defined), interest shall be payable on the outstanding principal balance of this Note at a rate per annum equal to [the Applicable Federal Rate as defined in the Internal
                         ------------------------------------------------------
Revenue Code as being in effect on the Closing Date, as defined in the Merger
-----------------------------------------------------------------------------
Agreement]. Interest on this Note shall be calculated at a daily rate equal to
---------
1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate (as herein defined).

         (b) Interest only on this Note shall be due and payable quarterly, commencing on (1st day of the first calendar quarter after the Closing Date) and
               ------------------------------------------------------------
continuing on the first day of each ____________, ____________, ____________, and ______________ thereafter until (maturity date selected by Holder) . The entire outstanding principal balance of this Note and

                                                              Page ____ of ____.

all accrued but unpaid interest thereon shall be due and payable in full on (maturity date selected by Holder).
----------------------------------

         (c) After the occurrence of a default, for so long as such default remains uncured or upon acceleration by Holder following a default, past due principal, and past due interest, to the extent permitted by law, shall bear interest at the lesser of (i) Maximum Lawful Rate or (ii) 15%.

         (d) Maker shall not be entitled to prepay this Note in full or in part prior to the maturity date hereof without the prior written consent of Holder.

         Section 2.  General Provisions.
         ------------------------------

         Whenever any payment shall be due under this Note on a day which is not a business day, the date on which such payment is due shall be extended to the next succeeding business day, and such extension of time shall be included in the computation of the amount of interest then payable.

         All principal, interest and other sums payable under this Note shall be paid, not later than two o'clock p.m. (Dallas, Texas time), on the day when due, in immediately available funds in lawful money of the United States of America. Any payment under this Note other than in the required amount and in good, unrestricted U.S. funds immediately available to the holder hereof shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in such funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collection bank or banks.

         All payments made as scheduled on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal.

         The occurrence of any one of the following shall be a default under this Note (a "default"):
              -------

         (a) Maker shall fail to pay when due any principal of or interest on this Note; or

         (b) Maker (1) (i) executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (ii) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or
(iii) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of any debtor relief law, or takes any action in furtherance thereof; or (iv) seeks the appointment of a receiver, trustee, custodian or liquidator of any significant portion of its property; or (v) becomes subject to any cease-and- desist or other order issued by, or a party to any written agreement or memorandum of understanding with, or is a recipient of any extraordinary supervisory letter from, any regulatory agency; or (2) suffers the filing of a petition, case, proceeding or other action against it as a debtor under any debtor relief law or seeking appointment of a receiver, trustee, custodian or liquidator of any significant portion of its other property, and (i) admits, acquiesces in or fails

                                                              Page ____ of ____.

to contest diligently the material allegations thereof; or (ii) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (iii) in a proceeding under Title 11 of the United States Code, the case is converted from one chapter to another; or
(iv) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of its filing; or (3) conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

         (c) There shall occur (i) a change in control of Maker, Park Cities Bancshares, Inc., or First National Bank of Park Cities; (ii) a sale of all or substantially all of the assets of any such entity; or (iii) the liquidation or dissolution of any such entity. For the purpose of this Note, a change of control shall be deemed to have occurred when and only when those persons and entities who are presently in control of Maker (within the meaning of Rule 405 of the Securities and Exchange Commission) become no longer in control of Maker (within the meaning of said Rule 405).

Upon the occurrence of a default, the holder hereof shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), and to exercise any rights, powers and remedies available to Holder under this Note, or at law or in equity.

         Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

                                                              Page ____ of ____.

         If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if any holder of this Note sues Maker in connection with this Note, then Maker agrees to pay to holder, all costs and expenses incurred by such prevailing party in any such suit or proceeding, including attorneys' fees.

         It is the intent of Holder and Maker to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Holder or any other holder hereof and Maker are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contracted for, charged or received under this Note or otherwise, exceed the maximum rate of interest permitted by applicable law (the "Maximum Lawful Rate"). If, from any
                                           -------------------
possible construction of any document, interest would otherwise be payable in excess of the Maximum Lawful Rate, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable shall be automatically reduced to the Maximum Lawful Rate, without the necessity of execution of any amendment or new document. If the holder hereof shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Lawful Rate, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the indebtedness evidenced hereby in the inverse order of its maturity and not to the payment of interest, or refunded to Maker or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the holder hereof does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law. As used in this paragraph, the term "applicable law" shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind.

         This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

                                                              Page ____ of ____.

         All of the covenants, stipulations, promises, and agreements contained in this Note by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not.

         THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

         Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.

         THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         THIS NOTE AND ALL PRINCIPAL AND INTEREST DUE THEREUNDER IS REGISTERED ON THE BOOKS OF THE MAKER AND CAN ONLY BE TRANSFERRED BY SURRENDER TO THE MAKER AND REISSUE TO THE TRANSFEREE.

         IN WITNESS WHEREOF, Maker has duly executed this Note to be effective as of the day and year first above written.

                                       MAKER:
                                       -----

ADDRESS OF HOLDER:                     BOK FINANCIAL CORPORATION,
-----------------
                                       an Oklahoma corporation

------------------------
                                       By:
------------------------                  -------------------------------------
                                       Name:
------------------------                    -----------------------------------
                                       Title:
------------------------                     ----------------------------------








                                                              Page ____ of ____.

                                    EXHIBIT B

                                    ARTICLES
                                    --------

                         TEXAS BUSINESS CORPORATION ACT

Art. 5.11. Rights of Dissenting Shareholders in the Event of Certain Corporate
           Actions

           A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

           (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

           (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act;

           (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

           B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class shares of which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and
(2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

Art. 5.12. Procedure for Dissent by Shareholders as to Said Corporate Actions

           A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

           (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof


                                                              Page ____ of ____.

shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

           (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

           (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

                                                              Page ____ of ____.

           (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other e entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

           B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

           C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

           D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or

                                                              Page ____ of ____.

other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

           E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

           F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

           G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13. Provisions Affecting Remedies of Dissenting Shareholders

           A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

           B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The


                                                              Page ____ of ____.

failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

           C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.


                                                              Page ____ of ____.

                                    EXHIBIT C

         Agreement and Plan of Merger Among BOK Financial Corporation, BOK Merger Corporation Number Five and Park Cities Bancshares, Inc. dated October 3, 1996 (Filed herewith).


                                   EXHIBIT D

Trust Indenture For BOK Notes Payable To Electing Shareholders of Park Cities (Filed herewith)


                                                              Page ____ of ____.

                  Index To Financial Statements of Park Cities
                  --------------------------------------------

                  Park Cities Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets (Unaudited) September 30, 1996 and December 31, 1995.............................. F-2

Consolidated Income Statements (Unaudited) Quarter Ended September 30, 1996
and 1995 and Nine Months Ended September 30, 1996 and 1995.................................................... F-3

Consolidated Statements of Cash Flows (Unaudited) for the Nine Months
Ended September 30, 1996 and 1995........................................................................... F-4,5

Consolidated Statements of Shareholders' Equity for the Nine Months
Ended September 30, 1996 (Unaudited).......................................................................... F-6

Notes to Consolidated Financial Statements (Unaudited)........................................................ F-7

Reports of Independent Accountants............................................................................ F-8

Consolidated Balance Sheets December 31, 1995 and 1994..................................................... F-9,10

Consolidated Statements of Income for the years ended
December 31, 1995, 1994, and 1993............................................................................ F-11

Consolidated Statements of Shareholders' Equity for the years ended
December 31, 1995, 1994, and 1993............................................................................ F-12

Consolidated Statements of Cash Flows for the years ended
December 31, 1995, 1994, and 1993......................................................................... F-13,14

Notes to Consolidated Financial Statements............................................................F-15 thru 29



                                                              Page ____ of ____.

                          PARK CITIES BANCSHARES, INC.
                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995
                                   (UNAUDITED)



ASSETS                                                  1996            1995
                                                        ----            ----
Cash and due from banks                             $16,096,229     $16,189,242
Federal funds sold                                    9,000,000      36,000,000
Interest - bearing deposits                             500,000               0
Held to maturity securities                          57,698,287      44,129,908
Available for sale securities                        42,392,752      39,543,536

Loans                                                75,973,027      71,351,181
Reserve for possible loan losses                       (876,229)       (834,931)
                                                    ---------------------------
   Net loans                                         75,096,798      70,516,250

Bank premises and equipment                           3,440,570       3,530,178
Accrued interest receivable                           1,704,794       1,649,744
Other assets                                            339,171         352,882
                                                   ----------------------------
     Total assets                                  $206,268,601    $211,911,740
                                                   ============================

LIABILITIES AND SHAREHOLDERS' EQUITY

Demand deposits                                     $56,675,836     $54,163,303
Interest-bearing demand deposits                     64,309,822      70,504,641
Savings deposits                                      4,847,136       4,945,784
Other time deposits                                  61,363,602      65,421,255
                                                   ----------------------------
   Total deposits                                   187,196,396     195,034,983

Securities sold under agreements to repurchase          380,000         460,000
Accrued interest payable                                357,212         406,299
Other liabilities                                       479,392         473,541
Minority interest in consolidated subsidiary             13,096          11,402

Shareholders' equity:
Common stock, $5 par value, 2,000,000 shares
  authorized; 958,015 and 869,594 shares issued
  at September 30, 1996 and December 31, 1995         4,790,075       4,347,970
Additional paid-in capital                            2,834,868       2,804,965
Retained earnings                                    10,650,541       8,724,154
Unrealized gain on available for sale securities         39,542         120,947
Less treasury stock, at cost; 36,667 shares at
  September 30, 1996 and December 31, 1995             (472,521)       (472,521)
                                                   ----------------------------
   Total shareholders' equity                        17,842,505      15,525,515
                                                   ----------------------------
     Total liabilities and shareholders' equity    $206,268,601    $211,911,740
                                                   ============================

See accompanying notes to consolidated financial statements.

                         PARK CITIES BANCSHARES, INC.
                        CONSOLIDATED INCOME STATEMENTS
                                  (UNAUDITED)



                                                  QUARTER ENDED              NINE MONTHS ENDED
                                                   SEPTEMBER 30,                SEPTEMBER 30,
                                                1996          1995           1996           1995
                                                ----          ----           ----           ----
Interest income:
  Loans                                     $1,668,992     $1,616,108     $4,926,173     $4,528,516
  Securities                                 1,469,441      1,203,929      4,585,530      4,013,630
  Federal funds sold and other                 245,369        157,978        870,489        455,032
                                            -------------------------------------------------------
     Total interest income                   3,383,802      2,978,015     10,382,192      8,997,178
                                            -------------------------------------------------------

Interest expense:
  Savings and demand deposits                  388,669        433,605      1,214,502      1,353,382
  Time deposits and other                      796,552        621,753      2,759,265      2,117,096
                                            -------------------------------------------------------
     Total interest expense                  1,185,221      1,055,358      3,973,767      3,470,478
                                            -------------------------------------------------------

       Net interest income                   2,198,581      1,922,657      6,408,425      5,526,700

Provision for possible loan losses                   0              0         40,000         10,000
                                            -------------------------------------------------------

     Net interest income after provision
        for possible loan losses             2,198,581      1,922,657      6,368,425      5,516,700

Noninterest income:
  Service charges                              210,070        190,404        647,834        607,346
  Net gain (loss) on sale of securities        (15,079)       (10,087)       (15,079)        (5,975)
  Other income                                  34,751         33,492        102,933        104,318
                                            -------------------------------------------------------
     Total noninterest income                  229,742        213,809        735,688        705,689

Noninterest expense:
  Salaries and employee benefits               665,570        626,740      1,996,865      1,870,273
  Net occupancy expense                        115,780        105,444        348,784        306,172
  Equipment expense                             66,526         48,486        177,320        158,663
  Data processing expense                       84,799         84,443        266,948        254,166
  Regulatory assessments                        16,066          3,631         47,697        222,646
  Other expense                                207,978        245,078        682,169        752,551
  Minority interest share of income                622            518          1,754          1,352
                                            -------------------------------------------------------
     Total noninterest expense               1,157,341      1,114,340      3,521,537      3,565,823

       Income before income tax              1,270,982      1,022,126      3,582,576      2,656,566

Provision for federal income tax               439,340        351,000      1,236,740        912,900
                                            -------------------------------------------------------

       Net income                           $  831,642     $  671,126     $2,345,836     $1,743,666
                                            =======================================================

Net income per share                        $     0.78     $     0.64     $     2.21     $     1.67
                                            =======================================================



See accompanying notes to consolidated financial statements.

                         PARK CITIES BANCSHARES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (UNAUDITED)


                                                                1996          1995
                                                                ----          ----
Operating activities:
Net income                                                 $ 2,345,836    $ 1,743,666
Adjustments to reconcile net income to net cash provided
  by operating activities:

  Provision for possible loan losses                            40,000         10,000
  Depreciation and amortization                                168,719        155,834
  Amortization of security premiums                            478,920        483,717
  Accretion of security discounts                             (784,859)      (744,851)
  Net loss on sale of securities                                15,079          5,975
  Increase in accrued interest receivable                      (55,050)      (124,107)
  Decrease in other assets                                      55,647         58,925
  Increase (decrease) in accrued interest payable              (49,087)        29,262
  Increase in other liabilities                                  7,545         18,628
                                                            -------------------------
     Net cash provided by operating activities               2,222,750      1,637,049
                                                            -------------------------

Investing activities:

  Net decrease in federal funds sold                        27,000,000     13,000,000
  Purchase of interest-bearing deposits                       (500,000)             0
  Purchases of securities                                  (80,120,090)   (23,610,321)
  Proceeds from maturities of securities                    58,857,045     33,569,843
  Proceeds from sales of securities                          5,012,969      6,293,659
  Net increase in loans                                     (4,620,548)    (6,867,546)
  Net purchases of bank premises and equipment                 (79,111)      (286,503)
                                                            -------------------------
     Net cash provided by investing activities               5,550,265     22,099,132
                                                            -------------------------

Financing activities:

  Net decrease in demand and savings deposits               (3,780,934)   (17,332,032)
  Net decrease in other time deposits                       (4,057,653)   (11,968,089)
  Net decrease in securities sold under
     agreements to repurchase                                  (80,000)    (2,170,000)
  Dividends paid                                                (1,199)        (1,640)
  Stock sold through exercise of options                        53,758              0
                                                            -------------------------
     Net cash used in financing activities                  (7,866,028)   (31,471,761)
                                                            -------------------------

Decrease in cash and due from banks                            (93,013)    (7,735,580)

Cash and due from banks, beginning of period                16,189,242     18,213,914
                                                            -------------------------

Cash and due from banks, end of period                     $16,096,229    $10,478,334
                                                            =========================

See accompanying notes to consolidated financial statements.

                         PARK CITIES BANCSHARES, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (UNAUDITED)


Supplemental disclosures of cash flow information:
  Cash paid during the period for:
     Interest                                             $ 4,022,854   $ 3,441,216
     Income taxes                                           1,195,000       925,000
  Increase (decrease) of unrealized gain (loss) on
     available for sale securities                            (81,405)      742,500
  Shares of common stock issued as a 10% stock dividend        83,650        75,463

























See accompanying notes to consolidated financial statements.

                          PARK CITIES BANCSHARES, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE YEAR ENDED DECEMBER 31, 1995 AND NINE MONTHS ENDED SEPTEMBER 30,1996
                                  (UNAUDITED)

                                                                                    NET UNREALIZED
                                                                                    GAIN (LOSS) ON
                                                                                       AVAILABLE
                                           COMMON STOCK        ADDITIONAL                 FOR
                                                                 PAID-IN     RETAINED     SALE      TREASURY
                                         SHARES     AMOUNT       CAPITAL     EARNINGS  SECURITIES     STOCK      TOTAL
                                         ------     ------       -------     --------  ----------     -----      -----
Balance January 1, 1995                  792,205  $3,961,025    2,799,545    6,791,218  (819,591)    (472,521) $12,259,676
  Net income                                                                 2,308,141                           2,308,141
  Adjustment to minority interest in
    subsidiary                                                                   3,750                               3,750
  10% stock dividend, including cash
    paid for fractional shares            75,463     377,315                  (378,955)                             (1,640)
  Sale of stock through exercise of
    stock options                          1,926       9,630        5,420                                           15,050
  Change in unrealized gain (loss) on
    available for sale securities                                                        940,538                   940,538
                                         ---------------------------------------------------------------------------------

Balance December 31, 1995                869,594   4,347,970    2,804,965    8,724,154   120,947     (472,521)  15,525,515
  Net income                                                                 2,345,836                           2,345,836
  10% stock dividend, including cash
    paid for fractional shares            83,650     418,250                  (419,449)                             (1,199)
  Sale of stock through exercise of
    stock options                          4,771      23,855       29,903                                           53,758
  Change in unrealized gain (loss) on
    available for sale securities                                                        (81,405)                  (81,405)
                                         ---------------------------------------------------------------------------------

Balance September 30, 1996               958,015  $4,790,075    2,834,868   10,650,541    39,542     (472,521) $17,842,505
                                         ================================================================================

See accompanying notes to consolidated financial statements.

                          PARK CITIES BANCSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.       UNAUDITED FINANCIAL STATEMENTS
         ------------------------------
         The financial statements for the nine months ended September 30, 1996 and 1995 are unaudited; however, in the opinion of management all adjustments necessary for fair presentation of results for the interim periods have been included. All adjustments made were of a normal recurring nature. The interim results for the nine months ended September 30, 1996 are not necessarily indicative of the results for the full year.

         The financial statements do not include all of the disclosures normally required by generally accepted accounting principles as were contained in the annual report previously prepared for the year ended December 31, 1995.

2.       NET INCOME PER SHARE
         --------------------
         Net income per share is computed using the weighted average number of shares and common share equivalents outstanding during each period. The effect of stock options issued, which are considered common share equivalents, on the average number of shares outstanding is determined by the treasury stock method. The average number of shares outstanding has been restated for the effects of the stock dividends.

         Shares used to compute per share amounts were 1,066,424 and 1,063,721 for the three and nine months ended September 30, 1996, respectively, and were 1,042,033 for the periods ended September 30, 1995.

              [COOPERS & LYBRAND L.L.P. LETTERHEAD APPEARS HERE]


                       Report of Independent Accountants



To the Shareholders and Board of Directors
Park Cities Bancshares, Inc.
Dallas, Texas

We have audited the accompanying consolidated balance sheets of Park Cities Bancshares, Inc. and its subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Park Cities Bancshares, Inc. and its subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

/s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 8, 1996

                          PARK CITIES BANCSHARES, INC.
                          CONSOLIDATED BALANCE SHEETS
                          December 31, 1995 and 1994

                   ASSETS                          1995          1994
                                               ------------  ------------
Cash and due from banks                        $ 16,189,242  $ 18,213,914
Federal funds sold                               36,000,000    23,000,000
Held to maturity securities (Note 2)             44,129,908    63,303,658
Available for sale securities (Note 2)           39,543,536    34,728,729
Loans:
  Commercial                                     20,599,574    18,459,666
  Installment                                     1,223,198     1,164,685
  Real estate, construction                       2,275,981     1,575,432
  Real estate, mortgage and other                47,245,463    41,832,076
  Other                                             141,256        68,007
                                               ------------  ------------

                                                 71,485,472    63,099,866

   Unearned income                                 (134,291)     (127,060)
                                               ------------  ------------

                                                 71,351,181    62,972,806

   Reserve for possible loan losses
    (Note 3)                                       (834,931)     (793,969)
                                               ------------  ------------

      Net loans                                  70,516,250    62,178,837

Bank premises and equipment (Note 4)              3,530,178     3,410,177
Accrued interest receivable                       1,649,744     1,463,489
Other assets                                        352,882       881,941
                                               ------------  ------------

      Total assets                             $211,911,740  $207,180,745
                                               ============  ============

        The accompanying notes are an integral part of the consolidated financial statements.

                          PARK CITIES BANCSHARES, INC.
                     CONSOLIDATED BALANCE SHEETS, Continued
                           December 31, 1995 and 1994

   LIABILITIES AND SHAREHOLDERS' EQUITY            1995          1994
                                               ------------  ------------
Demand deposits                                $ 54,163,303  $ 53,742,575
Interest-bearing demand deposits                 70,504,641    72,467,004
Savings deposits                                  4,945,784     5,723,663
Other time deposits (Note 5)                     65,421,255    58,345,816
                                               ------------  ------------

      Total deposits                            195,034,983   190,279,058

Securities sold under agreements to repurchase      460,000     2,490,000
Accrued interest payable                            406,299       295,771
Other liabilities                                   473,541       518,002
Minority interest in consolidated subsidiary
  (Notes 1 and 11)                                   11,402        13,238
Convertible subordinated notes (Note 12)                        1,325,000

Commitments and contingencies (Notes 8 and 15)

Shareholders' equity (Notes 9, 11 and 12):
  Common stock, $5 par value,
  2,000,000 shares authorized;
  869,594 and 792,205 shares
  issued at December 31, 1995
  and 1994                                        4,347,970     3,961,025
  Additional paid-in capital                      2,804,965     2,799,545
  Retained earnings                               8,724,154     6,791,218
  Unrealized gain (loss) on available for
  sale securities                                   120,947      (819,591)
  Less treasury stock, at cost;
  36,667 shares at December 31, 1995
  and 1994                                         (472,521)     (472,521)
                                               ------------  ------------

      Total shareholders' equity                 15,525,515    12,259,676
                                               ------------  ------------

        Total liabilities and shareholders'
          equity                               $211,911,740  $207,180,745
                                               ============  ============

   The accompanying notes are an integral part of the consolidated financial statements.

                          PARK CITIES BANCSHARES, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
              for the years ended December 31, 1995, 1994 and 1993

                                               1995        1994        1993
                                           -----------  ----------  ----------
Interest income:
  Loans                                    $ 6,194,496  $4,815,297  $4,352,237
  Securities                                 5,155,275   4,115,555   3,835,389
  Federal funds sold                           772,785     538,441     586,424
                                           -----------  ----------  ----------

      Total interest income                 12,122,556   9,469,293   8,774,050
                                           -----------  ----------  ----------

Interest expense:
  Savings deposits and interest-bearing
   demand deposits                           1,799,486   1,579,421   1,530,254
  Other time deposits and
   interest-bearing liabilities              2,791,273   1,683,378   1,626,114
                                           -----------  ----------  ----------

      Total interest expense                 4,590,759   3,262,799   3,156,368
                                           -----------  ----------  ----------

      Net interest income                    7,531,797   6,206,494   5,617,682

Provision for possible loan losses              10,000     (90,000)
                                           -----------  ----------  ----------

      Net interest income after
       provision for possible
       loan losses                           7,521,797   6,296,494   5,617,682
                                           -----------  ----------  ----------

Noninterest income:
  Service charges                              797,555     835,228     850,422
  Net gain (loss) on sale of securities         (5,975)    (74,021)    276,574
  Other income                                 129,424     110,020      95,946
                                           -----------  ----------  ----------

      Total noninterest income                 921,004     871,227   1,222,942
                                           -----------  ----------  ----------

Noninterest expense:
  Salaries and employee benefits             2,696,834   2,426,551   2,273,647
  Net occupancy expense                        404,615     323,403     249,844
  Equipment expense                            216,024     190,715     161,263
  Data processing expense                      347,338     316,615     330,855
  Regulatory assessments                       252,065     392,986     372,356
  Other expense                              1,000,760     752,531     762,807
  Minority interest share of income              1,824       1,417       1,415
                                           -----------  ----------  ----------

      Total noninterest expense              4,919,460   4,404,218   4,152,187
                                           -----------  ----------  ----------

      Income before income tax               3,523,341   2,763,503   2,688,437

Provision for federal income tax             1,215,200     948,200     875,973
                                           -----------  ----------  ----------

      Net income                           $ 2,308,141  $1,815,303  $1,812,464
                                           ===========  ==========  ==========

Net income per common share                $      2.42  $     1.95  $     1.97
                                           ===========  ==========  ==========
Weighed average common shares
 outstanding                                   952,714     929,196     919,815
                                           ===========  ==========  ==========

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                          PARK CITIES BANCSHARES, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              for the years ended December 31, 1995, 1994 and 1993

                                                                             Net Unrealized
                                  Common Stock       Additional              Gain (Loss) on
                             -----------------------  Paid-In     Retained    Available for     Treasury
                              Shares       Amount     Capital     Earnings   Sale Securities      Stock        Total
                             -------     ----------  ----------  ----------  ----------------  -----------   -----------
Balance, January 1, 1993     659,951     $3,299,755  $2,778,295  $3,812,483                     $(450,311    $ 9,440,222
  Net income                                                      1,812,464                                    1,812,464
  Minority interest in
   subsidiary due to
   exchange                    1,200          6,000       6,000       8,311                                       20,311
  10% stock dividend,
   including cash paid for
   fractional shares          62,445        312,225                (312,904)                                        (679)
  Purchase of treasury
   stock (3,435 shares)                                                                           (54,960)       (54,960)
  Sale of treasury
   stock (3,000 shares)                                  15,250                                    32,750         48,000
                             -------     ----------  ----------  ----------                     ---------    -----------

Balance, December 31, 1993   723,596      3,617,980   2,799,545   5,320,354                      (472,521)    11,265,358
  Net income                                                      1,815,303                                    1,815,303
  Adjustment to beginning
   balance due to change in
   accounting principle
   (net of tax)                                                                    $139,069                      139,069
  10% stock dividend,
   including cash paid for
   fractional shares          68,609        343,045                (344,439)                                      (1,394)
  Change in unrealized loss
   on available for sale
   securities (net of tax)                                                         (958,660)                   (958,660)
                             -------     ----------  ----------  ----------       ---------     ---------    -----------

Balance, December 31, 1994   792,205      3,961,025   2,799,545   6,791,218        (819,591)     (472,521)    12,259,676
  Net income                                                      2,308,141                                    2,308,141
  Adjustment to                                                       3,750                                        3,750
   minority interest in
   subsidiary
  10% stock dividend,
   including cash paid for
   fractional shares          75,463        377,315                (378,955)                                      (1,640)
  Sale of stock through
   exercise of stock
   options                    1,926           9,630       5,420                                                   15,050
  Change in unrealized gain
   (loss) on available for
   sale securities
   (net of tax)                                                                     940,538                      940,538
                             -------     ----------  ----------  ----------        --------     ---------    -----------

Balance, December 31, 1995   869,594     $4,347,970  $2,804,965  $8,724,154        $120,947     $(472,521)   $15,525,515
                             =======     ==========  ==========  ==========        ========     =========    ===========

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                          PARK CITIES BANCSHARES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the years ended December 31, 1995, 1994 and 1993
                Increase (Decrease) in Cash and Cash Equivalents

                                                     1995         1994          1993
                                                 -----------  ------------  ------------
Operating activities:
  Net income                                     $ 2,308,141  $  1,815,303  $  1,812,464
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
    Provision for possible loan losses                10,000       (90,000)
    Depreciation and amortization                    209,375       162,178       137,422
    Amortization of security premiums                636,053       722,067       598,424
    Accretion of security discounts                 (838,038)     (171,805)      (32,638)
    Premium paid on note redemption                   66,250         2,500
    Net loss (gain) on sale of investment
     securities                                        5,975        74,021      (276,574)
    Increase in accrued interest receivable         (186,255)     (252,423)     (125,586)
    Decrease (increase) in other assets               44,493        (5,862)       56,215
    Increase (decrease) in accrued interest
     payable                                         110,528        85,009       (42,962)
    Decrease in other liabilities                    (42,637)      (14,784)       (7,387)
                                                 -----------  ------------  ------------

      Net cash provided by operating activities    2,323,885     2,326,204     2,119,378
                                                 -----------  ------------  ------------

Investing activities:
  Net (increase) decrease in federal funds sold  (13,000,000)   (5,400,000)    6,900,000
  Purchases of held to maturity securities       (32,479,520)  (39,043,665)
  Proceeds from maturities of held to maturity
   securities                                     39,818,759    15,697,155
  Purchases of available for sale securities        (997,960)  (14,233,976)
  Proceeds from maturities of available for sale
   securities                                      8,619,180       836,655
  Proceeds from sales of available for sale
   securities                                      1,019,688    12,616,719
  Purchases of investment securities                                         (39,421,201)
  Proceeds from maturities of investment
   securities                                                                 18,775,149
  Proceeds from sales of investment securities                                10,393,731
  Net increase in loans                           (8,347,413)   (2,770,222)   (6,167,331)
  Net purchases of bank premises and equipment      (329,376)   (1,597,169)       (2,968)
                                                 -----------  ------------  ------------

    Net cash used in  investing activities        (5,696,642)  (33,894,503)   (9,522,620)
                                                 -----------  ------------  ------------

Financing activities:
  Net increase (decrease) in demand and savings
   deposits                                       (2,319,514)   21,367,187    10,110,843
  Net increase (decrease) in other time deposits   7,075,439    16,431,606    (9,702,845)
  Net (decrease) increase in securities sold
   under agreements to repurchase                 (2,030,000)    1,080,000     1,090,000
  Proceeds from sale of treasury stock                                            48,000
  Treasury stock purchased                                                       (54,960)
  Redemption of convertible subordinated notes    (1,391,250)      (52,500)
  Dividends paid                                      (1,640)       (1,394)         (679)
  Stock sold through exercise of options              15,050
                                                 -----------  ------------  ------------
    Net cash provided by financing activities      1,348,085    38,824,899     1,490,359
                                                 -----------  ------------  ------------

(Decrease) increase in cash and due from banks    (2,024,672)    7,256,600    (5,912,883)

Cash and due from banks, beginning of year        18,213,914    10,957,314    16,870,197
                                                 -----------  ------------  ------------

Cash and due from banks, end of year             $16,189,242  $ 18,213,914  $ 10,957,314
                                                 ===========  ============  ============

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                          PARK CITIES BANCSHARES, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued
              for the years ended December 31, 1995, 1994 and 1993
                Increase (Decrease) in Cash and Cash Equivalents

                                                        1995         1994        1993
                                                     -----------  ----------  ----------
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                         $ 4,480,231  $3,177,790  $3,199,330
    Income taxes                                       1,300,000     984,549     795,000
Supplemental disclosures of noncash investing and
 financing activities:
  Increase (decrease), net of tax of unrealized
   gain (loss) on available for sale securities          940,538    (819,591)
  Transfer of securities held to maturity to
   available for sale                                 12,478,793

Bancshares issued 75,463, 68,609 and 62,445 shares of its common stock as a 10% stock dividend for the years ended December 31, 1995, 1994 and 1993, respectively.


   The accompanying notes are an integral part of the consolidated financial statements.

                          PARK CITIES BANCSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   Summary of Significant Accounting Policies:
     ------------------------------------------

     Organization and Basis of Presentation
     --------------------------------------

     The consolidated financial statements include the accounts of Park Cities Bancshares, Inc. ("Bancshares") and its wholly-owned subsidiary, Park Cities Corporation and its majority-owned subsidiary, First National Bank of Park Cities ("the Bank"). Bancshares and its subsidiaries are collectively referred to as the Company. All significant intercompany accounts have been eliminated.

     The Company operates two branches within the Park Cities community. Revenues are derived primarily from commercial and residential loans to customers and interest on securities.

     The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires the use of management's estimates. These estimates are subjective in nature and involve matters of judgment. Actual amounts could differ from these estimates.

     Bank Premises and Equipment
     ---------------------------

     Bank premises, including leasehold improvements and equipment, are stated at cost less accumulated depreciation and amortization. Major renewals and betterments are capitalized; maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to income. Gains and losses on sales and retirements of bank premises and equipment are reflected in current operations.

     Depreciation and amortization for financial reporting purposes is computed based on the estimated useful lives of the assets using the straight-line method.

     Loans
     -----

     The provision for possible loan losses is based on management's estimate of the amount required to maintain an allowance adequate to reflect the risks in the loan portfolio. In determining the provision for possible loan losses, consideration is given to existing economic conditions, the Company's loss experience in relation to outstanding loans, changes in the loan portfolio, borrowers' performance in reducing loan principal, adequacy of loan collateral as applicable and other relevant factors. The Company considers the reserve for possible loan losses adequate to cover losses inherent in loans, commercial and real estate loan commitments and standby letters of credit outstanding.

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


     Interest on loans is credited to income in the period in which it is earned based upon the principal amount outstanding. The accrual of interest is discontinued and any accrued and unpaid interest is reversed generally when the loan becomes delinquent greater than 90 days. Any such interest ultimately collected is credited to income in the period received.

     In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financing Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan." The statement requires that impaired loans within the scope of this statement be measured based on the present value of expected future cash flows. The present value may be determined by discounting the expected future cash flows at the loan's effective rate or valued at the loan's observable market price or valued at the fair value of the collateral if the loan is collateral dependent. This pronouncement was adopted effective January 1, 1995 and did not produce a material effect on the financial statements.

     Other Real Estate Owned
     -----------------------

     Real estate acquired in the settlement of loans is recorded at the lower of the loan balance at foreclosure or fair value less estimated selling costs. When the property is acquired, any excess of the loan balance over fair value of the property less estimated selling cost is charged to the reserve for possible loan losses. Costs directly related to the development or improvement of real estate acquired in settlement of loans are capitalized. Costs of holding real estate acquired in settlement of loans, principally taxes, are expensed as incurred.

     Valuations are periodically performed by management and a valuation allowance is established by a charge to operations if the carrying value of a property exceeds its estimated fair value less estimated selling costs.

     Installment Loans
     -----------------

     Unearned interest income on installment loans is recognized as income using the sum-of-the-months'-digits method, which provides an approximate level rate of return on the outstanding principal balance.

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


     Income Tax
     ----------

     The Company follows the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax basis and financial reporting basis. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using current enacted tax rates (see Note 6).

     Securities
     ----------

     Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). In accordance with SFAS 115, prior period financial statements were not restated to reflect the change in accounting principle. Upon adoption, the balance of shareholders' equity increased by $139,069 (net of $71,641 in deferred income taxes) to reflect the net unrealized gains on securities classified as available for sale that were previously classified as held for investment and carried at amortized cost.

     The Company follows the requirements of SFAS 115, classifying and accounting for debt and equity securities as follows:

         Held to Maturity. Debt securities that management has the positive intent and ability to hold until maturity are classified as held to maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums or unaccreted discounts. Premiums are amortized and discounts are accreted using the level interest yield method over the estimated remaining term of the underlying security.

         Available for Sale. Debt and equity securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, needs for liquidity and changes in the availability of and the yield of alternative investments are classified as available for sale. These assets are carried at market value. Market value is determined using published quotes as of the close of business. Unrealized gains and losses are excluded from earnings and reported net of tax as a separate component of shareholders' equity until realized.

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


     Prior to the adoption of SFAS 115, investment securities were stated at cost, adjusted for amortization of premiums and accretion of discounts on a level yield basis.

     Gains and losses on sales of securities are recognized in the year of sale based on the specific identification method.

     Statement of Cash Flows
     -----------------------

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

     Reserve Balances
     ----------------

     Under regulations of the Federal Reserve Board, First National Bank of Park Cities is required to maintain average reserve balances with the Federal Reserve Bank based on a percentage of deposits. The required reserve balances as of December 31, 1995 and 1994 were $2,000,000 and $1,275,000, respectively.

2.    SECURITIES:
      -----------

     The amortized cost and estimated market value of securities as of December 31, 1995 and 1994 are as follows:

                                                 Gross        Gross
                                   Amortized   Unrealized  Unrealized   Aggregate
                                     Cost        Gains      Losses     Fair Value
                                  -----------  ----------  ----------  -----------
              1995
              ----

    Held to maturity securities:
      U.S. Treasury                $11,986,796   $ 96,109   $ 31,457   $12,051,448
      U.S. Government agencies      32,143,112    141,870    119,028    32,165,954
                                   -----------   --------   --------   -----------

                                   $44,129,908   $237,979   $150,485   $44,217,402
                                   ===========   ========   ========   ===========

    Available for sale securities:
      U.S. Treasury                $38,217,689   $249,805   $101,975   $38,365,519
      U.S. Government agencies         925,257     35,560                  960,817
      Other                            217,200                             217,200
                                   -----------   --------   --------   -----------

                                   $39,360,146   $285,365   $101,975   $39,543,536
                                   ===========   ========   ========   ===========

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


                                                 Gross        Gross
                                   Amortized   Unrealized  Unrealized   Aggregate
                                     Cost        Gains      Losses     Fair Value
                                  -----------  ----------  ----------  -----------
              1994
              ----

    Held to maturity securities:
      U.S. Treasury                $20,563,212             $  851,649  $19,711,563
      U.S. Government agencies      42,740,446   $ 12,073   1,701,314   41,051,205
                                   -----------   --------  ----------  -----------

                                   $63,303,658   $ 12,073  $2,552,963  $60,762,768
                                   ===========   ========  ==========  ===========

    Available for sale securities:
    U.S. Treasury                  $32,234,975             $1,271,537  $30,963,438
    U.S. Government agencies         3,518,358   $ 30,601         868    3,548,091
    Other                              217,200                             217,200
                                   -----------   --------  ----------  -----------

                                   $35,970,533   $ 30,601  $1,272,405  $34,728,729
                                   ===========   ========  ==========  ===========

    Interest income recognized on securities for the years ended December 31, 1995, 1994 and 1993 is as follows:

                                                Interest Income
                                   ----------------------------------------
                                        1995          1994         1993
                                   ------------  ------------  ------------

    U.S. Treasury                  $  3,076,983  $  2,576,898  $  2,276,720
    U.S. Government agencies          2,065,430     1,526,221     1,546,237
    Other                                12,862        12,436        12,432
                                   ------------  ------------  ------------

                                   $  5,155,275  $  4,115,555  $  3,835,389
                                   ============  ============  ============

    The amortized cost and estimated market value of securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                              Aggregate
                                             Amortized Cost  Fair Value
                                             --------------  -----------
    Held to maturity securities:
      Due in one year or less                  $ 7,819,784   $ 7,800,450
      Due after one year through five years     13,056,456    13,120,197
                                               -----------    ----------

                                                20,876,240    20,920,647
    Mortgage-backed securities                  23,253,668    23,296,755
                                               -----------    ----------

                                               $44,129,908   $44,217,402
                                               ===========   ===========

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


                                                              Aggregate
                                             Amortized Cost  Fair Value
                                             --------------  -----------
    Available for sale securities:
      Due in one year or less                  $20,664,149   $20,626,893
      Due after one year through five years     17,553,540    17,738,626
      Due after ten years                          217,200       217,200
                                               -----------    ----------

                                                38,434,889    38,582,719
      Mortgage-backed securities                   925,257       960,817
                                               -----------    ----------

                                               $39,360,146   $39,543,536
                                               ===========   ===========

    Proceeds from sales of available for sale securities during 1995 were $1,019,688. Gross losses of $10,085 and gross gains of $4,110 were realized on those sales.

    In December 1995, the Company utilized a one time opportunity to transfer securities from the held to maturity portfolio to the available for sale portfolio as permitted by the FASB's implementation guide to SFAS 115. The Company transferred securities with a book value of $12,478,793. The securities transferred had unrealized gains in the amount of $191,578.

    Securities having an aggregate carrying value of $34,766,412 and $36,175,403 as of December 31, 1995 and 1994, respectively, were pledged to collateralize public deposits as required by law.

3.  Reserve for Possible Loan Losses:
    --------------------------------

    An analysis of the reserve for possible loan losses for the years ended December 31, 1995, 1994 and 1993 is as follows:

                                     1995        1994        1993
                                  ----------  ----------  ----------
     Balance, beginning of year   $  793,969  $  823,690  $  725,490
       Provision charged to
        (benefiting) operations       10,000     (90,000)
       Losses charged to reserve      (2,754)     (4,349)    (64,055)
       Recoveries on loans
        charged off                   33,716      64,628     162,255
                                  ----------  ----------  ----------

     Balance, end of year         $  834,931  $  793,969  $  823,690
                                  ==========  ==========  ==========

    There were $72,290, $256,750 and $308,530 of loans as to which interest income was not being accrued as of December 31, 1995, 1994 and 1993, respectively. If these loans had been accruing interest throughout the entire year, related income would have been increased by $5,178, $9,023 and $18,865 in 1995, 1994 and 1993, respectively.

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


4.   Bank Premises and Equipment:
     ---------------------------

     Bank premises and equipment as of December 31, 1995 and 1994 consisted of:

                                               Accumulated
                                               Depreciation
          1995                 Asset Cost    and Amortization      Net
          ----                ------------   ----------------   ----------
    Land                        $1,798,391                      $1,798,391
    Building                     1,282,168      $  342,919         939,249
    Vehicles                        59,069          15,335          43,734
    Furniture and equipment      1,218,538         843,287         375,251
    Leasehold improvements         641,622         268,069         373,553
                                ----------      ----------      ----------

                                $4,999,788      $1,469,610      $3,530,178
                                ==========      ==========      ==========

           1994
           ----

    Land                        $1,798,391                      $1,798,391
    Building                     1,228,356      $  305,737         922,619
    Vehicles                        40,588          33,631           6,957
    Furniture and equipment      1,006,097         745,633         260,464
    Leasehold improvements         624,944         203,198         421,746
                                ----------      ----------      ----------

                                $4,698,376      $1,288,199      $3,410,177
                                ==========      ==========      ==========

     Depreciation and amortizati---on expense was $209,375, $162,178 and $137,422 for the years ended December 31, 1995, 1994 and 1993, respectively.


5.   Time Deposits:
     -------------

     Time certificates of deposit of $100,000 or more totaled $45,459,123, $39,367,293 and $22,252,930 at December 31, 1995, 1994 and 1993,
     respectively. Interest expense related to these certificates of deposit totaled $1,773,723, $886,275 and $833,788 for the years ended December 31, 1995, 1994 and 1993, respectively.

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


6.   Provision for Federal Income Tax:
     --------------------------------

     The provisions for federal income tax for the years ended December 31, 1995, 1994 and 1993 are as follows:

                                  1995        1994        1993
                               ----------   --------   --------
            Current            $1,202,185   $946,051   $887,752
            Deferred               13,015      2,149    (11,779)
                               ----------   --------   --------

                               $1,215,200   $948,200   $875,973
                               ==========   ========   ========

     The provision for deferred income tax results from changes in the amounts of deferred tax liabilities and assets arising from the expected future tax consequences of temporary differences between the tax basis and financial reporting basis of assets and liabilities. The principal sources of these differences relate to the provision for possible loan losses, depreciation, deferred compensation and the unrealized gain or loss on available for sale securities.

     The gross deferred tax liability and asset at December 31, 1995 are $99,324 and $223,631, respectively. There is no valuation allowance related to the deferred tax asset. The Company had a current tax receivable of $39,236 as of December 31, 1995 and a current tax liability of $122,651 as of December 31, 1994.

     The Company's effective tax rate for the years ended December 31, 1995, 1994 and 1993 was 34.5%, 34.3% and 32.6%, respectively. This rate differs from the federal statutory tax rate of 34.0% principally due to the tax treatment of company owned life insurance policies and other miscellaneous items.

     Deferred tax assets and liabilities at December 31, 1995, 1994, and 1993 consisted of the following:


     Deferred tax assets                                      1995          1994        1993
                                                              ----          ----        ----
             Loan loss reserve                             $  111,390    $  107,990  $  138,590
             Bank premises and equipment                       65,249        69,212      84,224
             Unrealized loss on investment securities               -       422,213           -
             Accrued liabilities and other                     46,992       118,509      68,137
                                                           ------------------------------------
                                                              223,631       717,924     290,951
                                                           ------------------------------------

     Deferred tax liabilities
             Unrealized gain on investment securities        (62,353)             -           -
             Miscellaneous                                   (36,971)       (31,964)    (27,204)
                                                           ------------------------------------
                                                             (99,324)       (31,964)    (27,204)
                                                           ------------------------------------
                                                           ------------------------------------
     Net deferred tax asset                                $ 124,307     $  685,960  $  263,747
                                                           ====================================

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


7.   Related Party Transactions:
     --------------------------

     Total loan activity to directors and shareholders owning more than 5% of the common stock of the Company, entities in which executive officers and directors are involved, and affiliated and other indirectly related entities for the years ended December 31, 1995 and 1994 is as follows:

                                      December 31,
                                ------------------------
                                    1995        1994
                                -----------  -----------

    Beginning balance of loans  $ 5,158,809  $ 4,311,090
      Additional loans            1,199,000    2,340,019
      Payments                   (1,851,024)  (1,492,300)
                                -----------  -----------

    Ending balance of loans     $ 4,506,785  $ 5,158,809
                                ===========  ===========

     Payments to directors for directors' fees amounted to $127,600, $129,600 and $130,200 for the years ended December 31, 1995, 1994 and 1993, respectively.

8.   Commitments and Contingencies:
     -----------------------------

     The Company leases its Hillcrest location under a ten-year lease agreement expiring in December 1999. The monthly rental on this location was $6,500 for the years ended December 31, 1994 and 1993. Effective January 1, 1995, the monthly rental increased to $7,250 for the remaining lease period.

     In December 1994, the Company entered into a ten-year lease for a new operations center in a building next to the Hillcrest location. The lease provides for monthly payments of $4,920 for the period from February 1, 1994 through January 31, 1995. The monthly rental increases by an adjustment based on the Consumer Price Index each February 1 thereafter.

     In December 1995, the Company entered into a five-year lease for a building to be used for future expansion next to the operations center. The lease provides for monthly payments of $5,867 through November 30, 2000.

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


     Minimum future lease payments over the term of the aforementioned leases are as follows:

                                         Amount
                                       ----------
                1996                   $  219,468
                1997                      219,599
                1998                      219,599
                1999                      219,599
                2000                      126,732
                Thereafter                191,779
                                       ----------

                                       $1,196,776
                                       ==========

     Total rent expense was $153,368, $132,120 and $78,000 for each of the years ended December 31, 1995, 1994 and 1993, respectively.


9.   Stock Options:
     -------------

     The Company maintains a Nonqualified Stock Option Plan ("the Plan"). At inception, the Plan authorized the grant of options for a maximum aggregate of 200,000 shares of the Company's common stock to employees, officers and directors of the Company. The Plan also calls for the number of authorized options to increase in proportion to any increase in the number of outstanding common shares resulting from the issuance of stock dividends. This provision has resulted in an increase in the number of authorized options to 292,820 as of December 31, 1994. The Plan is administered by the Board of Directors and continues in effect for a term of ten years. All options granted under the Plan become exercisable in the amounts and at the intervals specified by the Board at the time of grant. Options outstanding have been restated to reflect the 10% stock dividends declared on June 30, 1993, 1994 and 1995.

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


     Activity in the Plan for the three years ended December 31, 1995 is as follows:

                                          Shares       Option Price
                                         -------     -----------------
    Outstanding, January 1, 1993          177,424     $  6.21 - $ 10.52
      Granted                              30,588     $ 13.23
                                         --------

    Outstanding, December 31, 1993        208,012     $  6.21 - $ 13.23
      Granted                              44,327     $ 13.23 - $ 15.45
                                         --------

    Outstanding, December 31, 1994        252,339     $  6.21 - $ 15.45
      Granted                               3,325     $ 17.00
      Exercised                            (1,926)    $  6.52 - $ 13.23
      Expired                              (3,035)    $  6.21 - $ 15.45
                                         --------

    Outstanding, December 31, 1995        250,703     $  6.21 - $ 17.00
                                         ========

     Of the options outstanding at December 31, 1995, options to purchase 212,582 shares are currently exercisable. The remaining options are exercisable in increments of 20% each year beginning six months from the date of grant. All options expire ten years from the date of grant and those currently outstanding expire from 1997 to 2005. Common shares authorized and unissued have been reserved for the 322,102 shares subject to the Plan.

10.  Profit Sharing Plan:
     -------------------

     On January 1, 1993 the Company implemented a voluntary 401(k) Profit Sharing Plan. Generally, employees may voluntarily contribute up to 15% of their pre-tax salary to the plan. The Company has elected to make discretionary matching contributions equal to a percentage of the employee's contribution. The percentage match is determined by the Company each year and was 50% up to 4% of each employee's salary during 1993, 1994 and 1995. Employees vest in the plan ratably over five years after one year of service. The charge to expense in connection with the Company's matching contributions was $49,178, $47,333 and $37,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

11.  Minority Interest:
     -----------------

     Minority interest in subsidiaries includes the minority common stock shareholders' proportionate share in the common stock equity of the Bank.

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


12.  Convertible Subordinated Notes:
     ------------------------------

     Bancshares issued $1,125,000 of convertible subordinated promissory notes on July 1, 1991 and $250,000 in January 1992. The notes were due to mature July 1, 2003 and paid interest quarterly at prime plus 3/4%. The notes were convertible into 111.14 shares of Bancshares' common stock for each $1,000 of note principal. Bancshares could redeem all or part of the notes at any time by paying 105% of the principal plus accrued interest. Bancshares redeemed $50,000 of the notes during 1994 and the remaining $1,325,000 in December 1995.


13.  Stock Dividend and Earnings per Share:
     -------------------------------------

     On June 30, 1995, 1994 and 1993, Bancshares issued a 10% stock dividend to holders of its common stock resulting in 75,463, 68,609 and 62,445 additional common shares, respectively. Cash totaling $1,640, $1,394 and $679 was paid in lieu of issuing fractional shares.

     All per share data has been adjusted to reflect the effect of the stock dividends. The amounts of the shares outstanding for purposes of earnings per share calculations are as follows:

                                            1995      1994       1993
                                            ----      ----       ----

     weighted average shares outstanding    831,141   831,091    831,120
     assumed stock options exercise         121,573    98,105     88,695
                                            -------   -------    -------
                                            952,714   929,196    919,815
                                            -------   -------    -------
                                            -------   -------    -------


14.  Regulatory Matters:
     ------------------

     The minimum qualifying total risk based capital ratio required by the Bank's regulatory authorities is 8%, of which at least 4% must consist of Tier 1 capital. As of December 31, 1995 the Bank's risk-adjusted capital adequacy ratio was 22.8% of which 21.6% consisted of Tier 1 capital.

     At December 31, 1995, the Bank's shareholders' equity includes approximately $3,809,593 of undistributed earnings of the Bank which may be distributed, only upon express consent of the Bank's regulators.


15.  Financial Instruments With Off-Balance-Sheet Risks:
     --------------------------------------------------

     In the normal course of business the Company is a party to financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit, which are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the financial statements.

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit standards in making commitments and conditional obligations as it does for on-balance-sheet instruments. The Company has no significant concentrations of credit risk with any individual counterparty to originate loans.

     The total contract amounts of financial instruments with off-balance-sheet risk are as follows:

                                               December 31,
                                        -------------------------
                                            1995         1994
                                        -------------------------
    Loan commitments (unfunded)         $10,936,063    $8,950,642
    Standby letters of credit           $   821,705    $1,177,771
    Commercial letters of credit        $   132,000

     Since many of the letters of credit and loan commitments may expire without being drawn upon, the total contract amount does not necessarily represent future cash requirements. Loan commitments were made at prevailing market rates of interest, generally tied to the Company's base rate of interest as it changes from time to time, and expire on various dates through 1998. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include property, plant and equipment, accounts receivable and commercial real estate.


16.  Concentration of Credit Risk:
     ----------------------------

     The Company grants commercial and residential loans to customers primarily in its market area, which is made up of University Park, Highland Park and the surrounding communities. Although the Company has a diversified loan portfolio, its debtors' ability to honor their contracts is substantially affected by the general economic conditions of the region.

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


17.  Fair Value of Financial Instruments:
     -----------------------------------

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other estimation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Such techniques and assumptions, as they apply to individual categories of the Company's financial instruments, are as follows:

     . Cash and federal funds sold: The carrying amounts for cash, due from banks, and federal funds sold is a reasonable estimate of those assets' fair value.

     . Securities, including mortgage-backed securities: Fair values for these securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices for similar securities.

     . Loans: For adjustable rate loans that reprice frequently and with no significant change in credit risk, the carrying amounts are a reasonable estimate of fair value. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     . Deposit liabilities: The fair value of demand deposits, savings accounts, and money market deposits is the amount on demand at the reporting date, that is, the carrying value. Fair value for certificates of deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities.

     . Securities sold under agreements to repurchase: Securities sold under agreements to repurchase generally have an original term to maturity of less than thirty days and thus are considered short-term borrowings. Consequently, their carrying value is a reasonable estimate of fair value.

     . Convertible subordinated notes: Because the convertible subordinated notes are adjustable rate, the carrying amount is a reasonable estimate of fair value.

                          PARK CITIES BANCSHARES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


     . Letters of credit: The fair value of letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.

     The following table presents the Company's financial assets, liabilities and unrecognized financial instruments at both their respective carrying amount and fair value as of December 31, 1995 and 1994:

                                                   1995                    1994
                                        ------------------------  ------------------------
                                         Carrying                  Carrying
    Assets                                Amount     Fair Value     Amount      Fair Value
    ------                              -----------  -----------  -----------  -----------
    Cash and due from banks             $16,189,242  $16,189,242  $18,213,914  $18,213,914
    Federal funds sold                   36,000,000   36,000,000   23,000,000   23,000,000
    Held to maturity securities          44,129,908   44,217,402   63,303,658   60,762,768
    Available for sale securities        39,543,536   39,543,536   34,728,729   34,728,729
    Loans, net                           70,516,250   70,417,000   62,178,837   61,909,000

    Liabilities
    -----------

    Demand deposits                      54,163,303   54,163,303   53,742,575   53,742,575
    Interest-bearing demand deposits     70,504,641   70,504,641   72,467,004   72,467,004
    Savings deposits                      4,945,784    4,945,784    5,723,663    5,723,663
    Other time deposits                  65,421,255   65,646,000   58,345,816   58,307,000
    Securities sold under agreements
    to repurchase                           460,000      460,000    2,490,000    2,490,000
    Convertible subordinated notes                                  1,325,000    1,325,000

    Unrecognized financial instruments
    ----------------------------------

    Letters of credit                             -       19,074            -       23,555

     As discussed earlier, the fair value estimate of financial instruments for which quoted market prices are unavailable is dependent upon the assumptions used. Consequently, those estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Accordingly, the aggregate fair value amounts presented in the above fair value table do not necessarily represent the underlying value of the Company.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS
                    --------------------------------------

Item 20.  Indemnification of Directors and Officers
          -----------------------------------------

      The Oklahoma Business Corporation Act and Article VI of the Bylaws of BOK Financial provided BOK Financial with broad powers and authority to indemify its directors and officers and directors and officers of its subsidiaries and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, BOK Financial has purchased insurance against certain costs of indemnification of its officers and directors and officers and directors of its subsidiaries.

Item 21.   Exhibits and Financial Statement Schedules.
           ------------------------------------------
       (a)    Exhibits.

Exhibit #  Description of Exhibit
---------  ----------------------

3.0 The Articles of Incorporation of BOK Financial are incorporated by reference to (i) Amended and Restated Certificate of Incorporation of BOK Financial filed with the Oklahoma Secretary of State on May 28, 1991, filed as Exhibit 3.0 to S-1 Registration Statement No. 33-90450, and (ii) Amendment attached as Exhibit A to Information Statement and Prospectus Supplement filed November 20, 1991.

3.1 Bylaws of BOK Financial are incorporated by reference to Exhibit 3.1 of S-1 Registration Statement No. 33-90450.

4.0 Instruments defining the rights of security holders, including debentures.

4.1 The rights of the holders of the Common Stock and Preferred Stock of BOK Financial are set forth in its Certificate of Incorporation.

4.2 Form of BOKF Notes Payable to Electing Shareholders of Park Cities is Exhibit A to Agreement and Plan of Merger dated October 3, 1996 (Exhibit 10.23 hereto).

4.3 Trust Indenture for BOKF Notes Payable to Electing Shareholders of Park Cities (Filed herewith).

5.0        Opinion of Frederic Dorwart dated November 13, 1996 (Filed herewith).


                                                              Page ____ of ____.

                                   Part II - 1

10.0 Purchase and Sale Agreement dated October 25, 1990, among BOK Financial, Kaiser, and the FDIC, incorporated by reference to Exhibit
           2.0 of S-1 Registration Statement No. 33-90450.

10.1 Amendment to Purchase and Sale Agreement effective March 29, 1991, among BOK Financial, Kaiser, and the FDIC, incorporated by reference to Exhibit 2.2 of S-1 Registration Statement No. 33-90450.

10.2 Letter agreement dated April 12, 1991, among BOK Financial, Kaiser, and the FDIC, incorporated by reference to Exhibit 2.3 of S-1 Registration Statement No. 33-90450.

10.3 Second Amendment to Purchase and Sale Agreement effective April 15, 1991, among BOK Financial, Kaiser, and the FDIC, incorporated by reference to Exhibit 2.4 of S-1 Registration Statement No. 33-90450.

10.4       Employment agreements.

10.4(a) Employment Agreement between BOk and Stanley A. Lybarger, incorporated by reference to Exhibit 10.4(a) of Form 10-K for the fiscal year ended December 31, 1991.

10.5 Director indemnification agreement dated June 30, 1987, between BOk and Kaiser incorporated by reference to Exhibit 10.5 of S-1 Registration Statement No. 33-90450. Substantially similar director indemnification agreements were executed between BOk and the following:

                                              Date of Agreement

                   James E. Barnes            June 30, 1987
                   William H. Bell            June 30, 1987
                   James S. Boese             June 30, 1987
                   Dennis L. Brand            June 30, 1987
                   Chester E. Cadieux         June 30, 1987
                   William B. Cleary          June 30, 1987
                   Glenn A. Cox               June 30, 1987
                   William E. Durrett         June 30, 1987
                   Leonard J. Eaton, Jr.      June 30, 1987
                   William B. Fader           December 5, 1990
                   Gregory J. Flanagan        June 30, 1987
                   Jerry L. Goodman           June 30, 1987
                   David A. Hentschel         July 7, 1987
                   Philip N. Hughes           July 8, 1987
                   Thomas J. Hughes, III      June 30, 1987
                   William G. Kerr            June 30, 1987
                   Philip C. Lauinger, Jr.    June 30, 1987
                   Stanley A. Lybarger        December 5, 1990



                                                              Page ____ of ____.

                                  Part II - 2

                   Patricia McGee Maino       June 30, 1987
                   Robert L. Parker, Sr.      June 30, 1987
                   James A. Robinson          June 30, 1987
                   William P. Swiech          June 30, 1987

10.6 Capitalization and Stock Purchase Agreement dated May 20, 1991, between BOK Financial and Kaiser, incorporated by reference to
           Exhibit 10.6 of S-1 Registration Statement No. 33-90450.

10.7 BOK Financial Corporation 1991 Special Stock Option Plan, incorporated by reference to Exhibit 4.0 of S-8 Registration Statement No. 33-44122.

10.7.1 BOK Financial Corporation 1992 Stock Option Plan, incorporated by reference to Exhibit 4.0 of S-8 Registration Statement No. 33-55312.

10.7.2 BOK Financial Corporation 1993 Stock Option Plan, incorporated by reference to Exhibit 4.0 of S-8 Registration Statement No. 33-70102.

10.7.3 BOK Financial Corporation 1994 Stock Option Plan, incorporated by reference to Exhibit 4.0 of S-8 Registration Statement No. 33-79834.

10.7.4 BOK Financial Corporation 1994 Stock Option Plan (Typographical Error Corrected January 16, 1995), incorporated by reference to
           Exhibit 10.7.4 of Form 10-K for the fiscal year ended December 31, 1994.

10.7.5 BOK Financial Corporation Directors' Stock Compensation Plan, incorporated by reference to Exhibit 4.0 of S-8 Registration Statement No. 33-79836.

10.7.6 Bank of Oklahoma Thrift Plan (Amended and Restated Effective as of January 1, 1995), incorporated by reference to Exhibit 10.7.6 of Form 10-K for the year ended December 31, 1994.

10.7.7     Trust Agreement for Bank of Oklahoma Thrift Plan (December 20,
           1994), incorporated by reference to Exhibit 10.7.7 of Form 10-K for the year ended December 31, 1994.

10.8 Lease Agreement between One Williams Center Co. and National Bank of Tulsa (predecessor to BOk) dated June 18, 1974, incorporated by reference to Exhibit 10.9 of S-1 Registration Statement No. 33-90450.

10.9 Lease Agreement between Security Capital Real Estate Fund and BOk dated January 1, 1988, incorporated by reference to Exhibit 10.10 of S-1 Registration Statement No. 33-90450.

10.10 Asset Purchase Agreement (OREO and other assets) between BOk and Phi-Lea-Em Corporation dated April 30, 1991, incorporated by reference to Exhibit 10.11 of S-1 Registration Statement No. 33-90450.

                                                              Page ____ of ____.

                                   Part II - 3

10.11 Asset Purchase Agreement (Tanker Assets) between BOk and Green River Exploration Company dated April 30, 1991, incorporated by reference to Exhibit 10.12 of S-1 Registration Statement No. 33-90450.

10.12 Asset Purchase Agreement (Recovery Rights) between BOk and Kaiser dated April 30, 1991, incorporated by reference to Exhibit 10.13 of S-1 Registration Statement No. 33-90450.

10.13 Purchase and Assumption Agreement dated A 7, 1992 among First Gibraltar Bank, FSB, Fourth Financial Corporation and BOk, as amended, incorporated by reference to Exhibit 10.14 of Form 10-K for the fiscal year ended December 31, 1992.

10.13.1 Allocation Agreement dated A 7, 1992 between BOk and Fourth Financial Corporation, incorporated by reference to Exhibit 10.14.1 of Form 10-K for the fiscal year ended December 31, 1992.

10.14 Merger Agreement among BOK Financial, BOKF Merger Corporation Number Two, Brookside Bancshares, Inc., The Shareholders of Brookside Bancshares, Inc. and Brookside State Bank dated December 22, 1992, as amended, incorporated by reference to Exhibit 10.15 of Form 10-K for the fiscal year ended December 31, 1992.

10.14.1 Agreement to Merge between BOk and Brookside State Bank dated January 27, 1993, incorporated by reference to Exhibit 10.15.1 of Form 10-K for the fiscal year ended December 31, 1992.

10.15 Merger Agreement among BOK Financial, BOKF Merger Corporation Number Three, Sand Springs Bancshares, Inc., The Shareholders of Sand Springs Bancshares, Inc. and Sand Springs State Bank dated December 22, 1992, as amended, incorporated by reference to
           Exhibit 10.16 of Form 10-K for the fiscal year ended December 31, 1992.

10.15.1 Agreement to Merge between BOk and Sand Springs State Bank dated January 27, 1993, incorporated by reference to Exhibit 10.16.1 of Form 10-K for the fiscal year ended December 31, 1992.

10.16 Partnership Agreement between Kaiser-Francis Oil Company and BOK Financial dated December 1, 1992, incorporated by reference to
           Exhibit 10.16 of Form 10-K for the fiscal year ended December 31, 1993.

10.16.1 Amendment to Partnership Agreement between Kaiser-Francis Oil Company and BOK Financial dated May 17, 1993, incorporated by reference to Exhibit 10.16.1 of Form 10-K for the fiscal year ended December 31, 1993.

10.17 Purchase and Assumption Agreement between BOk and FDIC, Receiver of Heartland Federal Savings and Loan Association dated October 9, 1993, incorporated by

                                                              Page ____ of ____.

                                   Part II - 4
           reference to Exhibit 10.17 of Form 10-K for the fiscal year ended December 31, 1993.

10.18 Merger Agreement among BOk, Plaza National Bank and The Shareholders of Plaza National Bank dated December 20, 1993, incorporated by reference to Exhibit 10.18 of Form 10-K for the fiscal year ended December 31, 1993.

10.18.1 Amendment to Merger Agreement among BOk, Plaza National Bank and The Shareholders of Plaza National Bank dated January 14, 1994, incorporated by reference to Exhibit 10.18.1 of Form 10-K for the fiscal year ended December 31, 1993.

10.19 Stock Purchase Agreement between Texas Commerce Bank, National Association and BOk dated March 11, 1994, incorporated by reference to Exhibit 10.19 of Form 10-K for the fiscal year ended December 31, 1993.

10.20 Merger Agreement Among BOK Financial Corporation, BOKF Merger Corporation Number Four, Citizens Holding, The Shareholders of Citizens Holding, Citizens Bank and Trust of Muskogee and Citizens Bank of Northwest Arkansas, effective as of May 11, 1994, incorporated by reference to Exhibit 10.20 of Form 10-K for fiscal year ended December 31, 1994.

10.21 Merger Agreement Among Northwest Bank of Enid, Bank of Oklahoma, National Association, and The Shareholders of Northwest Bank of Enid, effective as of May 16, 1994, incorporated by reference to
           Exhibit 10.21 of Form 10-K for fiscal year ended December 31,
           1994.

10.22 Agreement to Merge Citizens Bank into Bank of Oklahoma, National Association, dated July 18, 1994, incorporated by reference to
           Exhibit 10.22 of Form S-4 Registration Statement No. 33-82812.

10.23 Agreement and Plan of Merger Among BOK Financial Corporation, BOK Merger Corporation Number Five and Park Cities Bancshares, Inc. dated October 3, 1996 (Filed herewith).



10.24 Agreement and Plan of Merger By and Between BOK Financial Corporation and First Texcorp, Inc. dated December 18, 1996

11.0 Statement regarding the computation of per share earnings, incorporated by reference to Exhibit 11.0 of Form 10-K for the fiscal year ended December 31, 1995.

13.0 Annual Report to Shareholders for the fiscal year ended December 31, 1995, incorporated by reference to Exhibit 13.0 of Form 10-K for the fiscal year ended December 31, 1995. The report, except for those portions thereof which were expressly incorporated by reference in the filing, was furnished for the information of the Commission and was not deemed to be "filed" as part of the Annual Report on Form 10-K.

13.1 BOKF Financial Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Filed herewith).

                                                              Page ____ of ____.

                                   Part II - 5

13.2 Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 filed with the Commission on November 13, 1996, incorporated by reference.

21.0       Subsidiaries of BOK Financial, incorporated by reference to Exhibit
           21.0 of Form 10-K for the fiscal year ended December 31, 1995.

23.0       Consent of Independent Auditors.

23.1 Consent of Independent Auditors - Ernst & Young, LLP (Filed herewith).

23.2 Consent of Independent Auditors - Coopers & Lybrand, L.L.P. (Filed herewith).

99.0       Additional Exhibits.

99.1 Undertakings incorporated by reference into S-8 Registration Statement No. 33-44121 for the Bank of Oklahoma Master Thrift Plan and Trust, incorporated by reference to Exhibit 99.1 of Form 10-K for the fiscal year ended December 31, 1993.

99.2 Undertakings incorporated by reference into S-8 Registration Statement No. 33-44122 for the BOK Financial Corporation 1991 Special Stock Option Plan, incorporated by reference to Exhibit 99.2 of Form 10-K for the fiscal year ended December 31, 1993.

99.3 Undertakings incorporated by reference into S-8 Registration Statement No. 33-55312 for the BOK Financial Corporation 1992 Stock Option Plan, incorporated by reference to Exhibit 99.3 of Form 10-K for the fiscal year ended December 31, 1993.

99.4 Undertakings incorporated by reference into S-8 Registration Statement No. 33-70102 for BOK Financial Corporation 1993 Stock Option Plan, incorporated by reference to Exhibit 99.4 of Form 10-K for the fiscal year ended December 31, 1993.

99.5 Undertakings incorporated by reference into S-8 Registration Statement No. 33-79834 for BOK Financial Corporation 1994 Stock Option Plan, incorporated by reference to Exhibit 99.5 of Form 10-K for the fiscal year ended December 31, 1994.

99.6 Undertakings incorporated by reference into S-8 Registration Statement No. 33-79836 for BOK Financial Corporation Directors' Stock Compensation Plan, incorporated by reference to Exhibit 99.6 of Form 10-K for the fiscal year ended December 31, 1994.

           (b)      Financial Statement Schedules.

           All schedules either are not applicable or the information required thereby is included in the financial statements or notes thereto.

                                                              Page ____ of ____.

                                   Part II - 6

Item 22.   Undertakings.
           ------------

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       The Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
             Statement:

             (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and,

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                                              Page ____ of ____.


                                   Part II - 7

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on January 10, 1997.

                                      BOK FINANCIAL CORPORATION

                                 By   /s/ Stanley A. Lybarger
                                    --------------------------------------------
                                    Stanley A. Lybarger, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the date indicated.


   Signature                                        Title                         Date
   ---------                                        -----                        ----
/s/ George B. Kaiser*
-----------------------------------            Chairman of the Board          January 10, 1997
 George B. Kaiser                              of BOK Financial
                                               Corporation

/s/ Stanley A. Lybarger
-----------------------------------            President, Chief Executive     January 10, 1997
 Stanley A. Lybarger                           Officer, and Director of
                                               BOK Financial Corporation

/s/ James A. White
-----------------------------------            Executive Vice President,      January 10, 1997
 James A. White                                Chief Financial Officer,
                                               and Treasurer of BOK
                                               Financial Corporation

 /s/ John C. Morrow
-----------------------------------            Controller of BOK              January 10, 1997
 John C. Morrow                                Financial Corporation


/s/ W. Wayne Allen *
------------------------------------           Director of BOK Financial      January 10, 1997
 W. Wayne Allen                                Corporation


/s/ Keith E. Bailey *
------------------------------------           Director of BOK Financial      January 10, 1997
Keith E. Bailey                                Corporation


/s/ James E. Barnes *
------------------------------------           Director of BOK Financial      January 10, 1997
James E. Barnes                                Corporation

                                                              Page ____ of ____.


                                   Part II - 8

/s/ Sharon J. Bell *
------------------------------------                       Director of BOK Financial                January 10,1997
Sharon J. Bell                                             Corporation

/s/ Larry W. Brummett *
------------------------------------                       Director of BOK Financial                January 10,1997
Larry W. Brummett                                          Corporation

/s/ Glenn A. Cox
------------------------------------                       Director of BOK Financial                January 10,1997
Glenn A. Cox                                               Corporation


------------------------------------                       Director of BOK Financial                January 10,1997
Ralph C. Cunningham                                        Corporation

/s/ Nancy J. Davies *
------------------------------------                       Director of BOK Financial                January 10,1997
Nancy J. Davies                                            Corporation

/s/ Robert H. Donaldson *
------------------------------------                       Director of BOK Financial                January 10,1997
Robert H. Donaldson                                        Corporation

/s/ William E. Durrett *
------------------------------------                       Director of BOK Financial                January 10,1997
William E. Durrett                                         Corporation

------------------------------------                       Director of BOK Financial                January 10,1997
James O. Goodwin                                           Corporation

/s/ V. Burns Hargis *
------------------------------------                       Director of BOK Financial                January 10,1997
V. Burns Hargis                                            Corporation


------------------------------------                       Director of BOK Financial                January 10,1997
Thomas J. Hughes, III                                      Corporation

/s/ E. Carey Joullian, IV *
------------------------------------                       Director of BOK Financial                January 10,1997
E. Carey Joullian, IV                                      Corporation

/s/ Robert J. LaFortune *
------------------------------------                       Director of BOK Financial                January 10,1997
Robert J. LaFortune                                        Corporation

/s/ Philip C. Lauinger *
------------------------------------                       Director of BOK Financial                January 10,1997
Philip C. Lauinger                                         Corporation

/s/ David R. Lopez *
------------------------------------                       Director of BOK Financial                January 10,1997
David R. Lopez                                             Corporation

/s/ Frank A. McPherson *
------------------------------------                       Director of BOK Financial                January 10,1997
Frank A. McPherson                                         Corporation

                                                              Page ____ of ____.

                                   Part II - 9

/s/ Robert L. Parker, Sr. *                                Director of BOK Financial                January 10,1997
------------------------------------                       Corporation
Robert L. Parker, Sr.

/s/ James W. Pielsticker *                                 Director of BOK Financial                January 10,1997
------------------------------------                       Corporation
James W. Pielsticker

/s/ James A. Robinson *                                    Director of BOK Financial                January 10,1997
------------------------------------                       Corporation
James A. Robinson

/s/ L. Frnacis Rooney *                                    Director of BOK Financial                January 10,1997
------------------------------------                       Corporation
L. Francis Rooney

/s/ Robert L. Zemanek *                                    Director of BOK Financial                January 10,1997
------------------------------------                       Corporation
Robert L. Zemanek

______________________
* by James A. White, Attorney-in-Fact



                                                              Page ____ of ____.

                                     PROXY
                         FOR THE CONTROL GROUP MEETING
                                    AND THE
                      SPECIAL MEETING OF SHAREHOLDERS OF
                         PARK CITIES BANCSHARES, INC.

         The undersigned shareholder (the "Undersigned") of Park Cities Bancshares, Inc. ("Park Cities"), hereby appoints Edward O. Boshell, Jr. and Ben
R. Briggs or either of them, as proxies, attorneys and agents of the Undersigned, with full power of substitution to vote in the name and on behalf of the Undersigned at a meeting of shareholders (the "Control Group") party to the Shareholders Agreement (the "Control Group Meeting") dated May 6, 1991 (the "Shareholders Agreement") to be held at the University Park City Hall Auditorium, 3800 University Boulevard, University Park, Texas 75205, on Friday, February 7, 1997 at 10:00 a.m., local time, and all adjournments thereof, all the shares of stock of Park Cities which the Undersigned would be entitled to vote if personally present, with all the powers the Undersigned would possess if personally present:

         (1) To approve the Agreement and Plan of Merger between Park Cities and BOK Financial Corporation dated October 3, 1996, and waive their right and option to purchase the Park Cities Common Stock under the Shareholders Agreement.

                           FOR [ ]                AGAINST [ ]

         (2) To vote or otherwise represent the shares on any other business or on other matters which should properly come before the meeting or any adjournments thereof according to their discretion.

         The Undersigned understands that pursuant to the terms of the Shareholders Agreement, Tom E. Turner, as trustee thereunder, will vote the Undersigned's shares at the Special Meeting of Shareholders of Park Cities to be held at the same location as the Control Group Meeting at 10:30 a.m., local time, on February 7, 1997 (immediately following the Control Group Meeting), as directed by a vote of the holders of a majority of the shares held by the Control Group.

                                   ------------------------------------------
                                   Signature

                                   ------------------------------------------
                                   Please Print Name

          ELECTION TO RECEIVE PART OR ALL OF THE MERGER CONSIDERATION
          -----------------------------------------------------------
                          IN THE FORM OF A BOKF NOTE
                          --------------------------
              (THIS ELECTION IS TO BE COMPLETED WHETHER YOU VOTE
    FOR OR AGAINST THE PROPOSED MERGER IF YOU WANT TO RECEIVE A BOKF NOTE)

         The Undersigned represents that the Undersigned is the owner of __________ shares of Park Cities Common Stock and the Total Merger Consideration in respect of such shares is $43.5679 times such number of shares: $43.5679 x __________ = $_______________. If the Agreement and Plan of Merger is approved, the Undersigned hereby elects to receive $_______________ of the Total Merger Consideration due the Undersigned in the form of a BOKF Note having a maturity of _______ years (insert a desired maturity of not less than one, nor more than five years) after the consummation of the Merger. The Undersigned understands that the Merger Consideration will be paid in cash except to the extent the Undersigned elects to receive part or all of the Merger Consideration in the form of a BOKF Note. If no maturity date is specified, the BOKF Note will have a maturity of one year after consummation of the Merger.

                                   ------------------------------------------
                                   Signature

                                   ------------------------------------------
                                   Please Print Name

             Please Sign The Proxy As Your Ownership Is Reflected
                         On the Records of Park Cities

                                                            Page ____ of ____.

                                     PROXY
                  FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                         PARK CITIES BANCSHARES, INC.

         The undersigned shareholder ("Undersigned") of Park Cities Bancshares, Inc. ("Park Cities"), hereby appoints Edward 0. Boshell, Jr. and Ben R. Briggs or either of them, as proxies, attorneys and agents of the Undersigned, with full power of substitution to vote in the name and on behalf of the Undersigned at the Special Meeting to be held at the University Park City Hall Auditorium, 3800 University Boulevard, University Park, Texas 75205, on Friday, February 7, 1997 at 10:30 a.m., local time, and all adjournments thereof, all the shares of stock of Park Cities which the Undersigned would be entitled to vote if personally present, with all the powers the Undersigned would possess if personally present:

         (1) To approve the Agreement and Plan of Merger between Park Cities and BOK Financial Corporation dated October 3, 1996.

                           FOR [ ]                AGAINST [ ]

         (2) To vote or otherwise represent the shares on any other business or on other matters which should properly come before the meeting or any adjournments thereof according to their discretion.

                                   __________________________________________
                                   Signature

                                   ------------------------------------------
                                   Please Print Name

          ELECTION TO RECEIVE PART OR ALL OF THE MERGER CONSIDERATION
                          IN THE FORM OF A BOKF NOTE

              (THIS ELECTION IS TO BE COMPLETED WHETHER YOU VOTE
    FOR OR AGAINST THE PROPOSED MERGER IF YOU WANT TO RECEIVE A BOKF NOTE)

         The Undersigned represents that the Undersigned is the owner of __________ shares of Park Cities Common Stock and the Total Merger Consideration in respect of such shares is $43.5679 times such number of shares: $43.5679 x __________ = $_______________. The Undersigned hereby elects to receive $_______________ of the Total Merger Consideration due the Undersigned in the form of a BOKF Note having a maturity of _______ years (insert a desired maturity of not less than one, nor more than five years) after the consummation of the Merger. The Undersigned understands that the Merger Consideration will be paid in cash except to the extent the Undersigned elects to receive part or all of the Merger Consideration in the form of a BOKF Note. If no maturity date is specified, the BOKF Note will have a maturity of one year after consummation of the Merger.

                                  ------------------------------------------
                                  Signature

                                  ------------------------------------------
                                  Please Print Name

             Please Sign The Proxy As Your Ownership Is Reflected
             ----------------------------------------------------
                         On the Records of Park Cities
                         -----------------------------

                                                             Page ____ of ____.

                               INDEX TO EXHIBITS
                               -----------------

Exhibit                                                                                          Sequentially
Number            Description of Exhibits                                                        Numbered Page
------            -----------------------                                                        -------------

10.24    Agreement and Plan of Merger By and Between BOK Financial
         Corporation and First Texcorp, Inc. dated December 18, 1996.

23.0     Consent of Independent Auditors.

23.1     Consent of Independent Auditors - Ernst & Young, LLP.

23.2     Consent of Independent Auditors - Coopers & Lybrand, L.L.P.

                                                              Page ____ of ____.